CREDIT AGREEMENT



                          Dated as of December 17, 1999



                                      among

                                THERMOGAS L.L.C.,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                                   Arranged By

                         BANC OF AMERICA SECURITIES LLC

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of December 17, 1999, among THERMOGAS L.L.C., a Delaware limited liability company ("Thermogas"), together with any successor and assign of Thermogas hereafter becoming the Borrower under, and in accordance with, the provisions of this Agreement (collectively, the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks" and, individually, a "Bank") and BANK OF AMERICA, N.A. ("BofA"), as agent for the Banks (in such capacity, the "Administrative Agent").

                                 R E C I T A L S

         WHEREAS, the Borrower has requested that the Banks agree to make loans to the Borrower in an aggregate amount of up to $183,000,000, a portion of which proceeds in an amount equal to $123,669,372.50 may be distributed by Thermogas to Williams Natural Gas Liquids, Inc. in connection with the acquisition by Ferrellgas Partners, L.P. of all of the limited liability company interests of Thermogas from Williams Natural Gas Liquids, Inc., and the remainder of which proceeds may be used for the general purposes of the Borrower, in each case on the terms and subject to the conditions set forth below in this Agreement;

         WHEREAS, it is further contemplated in connection with such acquisition that (i) Ferrellgas Partners, L.P. will contribute all of the member interests of Thermogas acquired by it to its affiliate, Ferrellgas, L.P., (ii) Ferrellgas, L.P. will then assume the obligations of Thermogas and become liable as the Borrower under this Agreement and (iii) contemporaneously with or promptly following such assumption Thermogas will be merged with and into Ferrellgas, L.P.; and

         WHEREAS, the Banks are willing, on and subject to the terms and conditions set forth in this Agreement, to extend credit under this Agreement as more particularly hereinafter set forth.

         ACCORDINGLY, the parties hereto agree as follows:

ARTICLE I

                                   DEFINITIONS

Section 1.01 Certain Defined Terms. The following terms have the following meanings:


                  "1996 Indenture" means the Indenture dated as of April 26, 1996, among the MLP, Ferrellgas Partners Finance Corp., Ferrellgas and American Bank National Association, pursuant to which the MLP Senior Notes were issued, as it may be amended, modified or supplemented from time to time.

                  "1998 Fixed Rate Senior Notes" means, collectively, (a) the $109,000,000 6.99% Senior Notes, Series A, due August 1, 2005, (b) the $37,000,000 7.08% Senior Notes, Series B, due August 1, 2006, (c) the $52,000,000 7.12% Senior Notes, Series C, due 2008, (d) the $82,000,000
         7.24% Senior Notes, Series D, due August 1, 2010 and (e) the $70,000,000 7.42% Senior Notes, Series E, due August 1, 2013, in each case issued by Ferrellgas pursuant to the 1998 Note Purchase Agreement.

                  "1998  Note  Purchase   Agreement"  means  the  Note  Purchase
         Agreement, dated as of July 1, 1998, among Ferrellgas and the Purchasers named therein, pursuant to which the 1998 Fixed Rate Senior Notes will be issued, as it may be amended, modified or supplemented from time to time.

                  "Accounts Receivable Securitization" shall mean a financing arrangement involving the transfer or sale of accounts receivable of the Borrower in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the Borrower or any Affiliate of the Borrower (other than any such SPE) except to the extent of the breach of a representation or warranty by the Borrower in connection therewith or (b) any negative pledge or Lien on any accounts receivable not actually transferred to any such SPE in connection with such arrangement.

                  "Acquired Debt" means,  with respect to any specified  Person,
         (a) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (b) Indebtedness encumbering any asset acquired by such specified Person.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person, to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

                  "Administrative Agent" has the meaning specified in the introductory clause hereto. References to the "Administrative Agent" shall include BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09.

                  "Administrative Agent's Payment Office" means the address for payments set forth on Schedule 11.02 in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "Agent-Related Persons" means BofA and any successor Administrative Agent arising under Section 10.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agreement" means this Credit Agreement.

                  "Applicable   Margin"  means,  for  each  Type  of  Loan,  the
         percentage per annum set forth below opposite the applicable period as set forth below:

          Period            Base Rate Loans           Eurodollar Rate Loans
   From Effective Date                1.25%                        2.25%
  through March 31, 2000

    April 1, 2000 and                 1.75%                        2.75%
        thereafter

                  "Arranger" means Banc of America Securities LLC, a Wholly-Owned Subsidiary of BankAmerica Corporation. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities.

                  "Asset Sale" has the meaning specified in Section 8.02.

                  "Assignee" has the meaning specified in subsection 11.08(a).

                  "Assumption   Agreement"   means   an   Assumption   Agreement
         substantially in the form of Exhibit H, executed and delivered by Ferrellgas and the General Partner.

                  "Attorney Costs" means and includes all reasonable and itemized fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Attributable Debt" means, in respect of a sale and leaseback arrangement of any property, as at the time of determination, the present value (calculated using a discount rate equal to 7.16%) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

                  "Available Cash" has the meaning given to such term in the Partnership Agreement, as amended to July 5, 1994; provided, that (a) Available Cash shall not include any amount of Net Proceeds of Asset Sales until the 270-day period following the consummation of the applicable Asset Sale, (b) investments, loans and other contributions to a Non-Recourse Subsidiary are to be treated as "cash disbursements" when made for purposes of determining the amount of Available Cash and
         (c) cash receipts of a Non-Recourse Subsidiary shall not constitute cash receipts of the Borrower for purposes of determining the amount of Available Cash until cash is actually distributed by such Non-Recourse Subsidiary to the Borrower.

     "Bank" has the meaning specified in the introductory clause hereto.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978, as amended (11 U.S.C. ss.101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the Federal Funds Rate in effect on such day; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change or if no day is so specified, on the day of the announcement.

                  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "BofA" has the meaning specified in the introductory clause hereto.

                  "Borrower" means Thermogas and, from and after the Ferrellgas Joinder Event, Ferrellgas.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Banks and, for Eurodollar Rate Loans, having the same Interest Period, in either case under Article II.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the London interbank dollar market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capital Interests" means, (a) with respect to any corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation, (b) with respect to any partnership or limited liability company, any and all partnership interests (whether general or limited) or limited liability company interests, respectively, and other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company, and (c) with respect to any other Person, ownership interests of any type in such Person.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than eighteen months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Bank or with any other domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper or direct obligations of a Person, provided such Person has publicly outstanding debt having the highest short-term rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and provided further that such commercial paper or direct obligation matures within 270 days after the date of acquisition, and (f) investments in money market funds all of whose assets consist of securities of the types described in the foregoing clauses (a) through (e).

                  "Change of Control" means (a) the sale, lease, conveyance or other disposition of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than James E. Ferrell, the Related Parties and any Person of which James E. Ferrell and the Related Parties beneficially own in the aggregate 51% or more of the voting Capital Interests (or if such Person is a partnership, 51% or more of the general partner interests), (b) the liquidation or dissolution of the Borrower or the General Partner, (c) the occurrence of any transaction, the result of which is that James E. Ferrell and the Related Parties beneficially own in the aggregate, directly or indirectly, less than 51% of the total voting power entitled to vote for the election of directors of the General Partner and (d) the occurrence of any transaction, the result of which is that the General Partner is no longer the sole general partner of the Borrower.

                  "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                  "Commitment" means, as to each Bank, the amount set forth opposite such Bank's name on Schedule 2.01 hereof under the caption "Commitment," as the same may be reduced under subsection 2.06(b) or reduced or increased as a result of one or more assignments under
         Section 11.08; provided, that the maximum aggregate Commitment of all Banks shall not exceed $183,000,000 at any time.

                  "Compliance Certificate" means a certificate signed by a Responsible Officer of the Borrower substantially in the form of Exhibit C, demonstrating compliance with the covenants contained herein, including Sections 7.12, 7.13, 7.15 and 8.12.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus
         (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus (e) non-cash employee compensation expenses of such Person for such period, plus (f) the Synthetic Lease Principal Component of such Person for such period; in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, as of the last day of any fiscal period, on a consolidated basis, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period to the Banks hereunder or to any other lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus
         (b) the portion of rent paid or payable (without duplication) for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, on a consolidated basis, plus (c) the Synthetic Lease Interest Component for that fiscal period.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or a Wholly-Owned
         Subsidiary thereof, (b) the Net Income of any Person that is a Subsidiary (other than a Wholly-Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to such Person or a Wholly-Owned Subsidiary thereof, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded except to the extent otherwise includable under clause (a) above, and (d) the cumulative effect of a change in accounting principles shall be excluded.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders or partners of such Person and its consolidated Subsidiaries as of such date, plus (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Effective Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person,
         (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, distribution, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor,
         (ii) to advance or provide  funds for the payment or  discharge  of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Hedging Obligation. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                  "Contingent Payment Agreement" means the Contingent Payment Agreement dated as of November 7, 1999 between Ferrellgas and the Seller.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation  Date" means any date on which, under
         Section 2.04, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Credit Extension" means and includes the making of any Loans and conversions and continuations of such Loans hereunder.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Disqualified Interests" means any Capital Interests which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to December 31, 2001.

     "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "Effective Amount" means as of any date the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date.

                  "Effective Date" means the first date on which all conditions precedent set forth in Section 4.01 and Section 4.02 are satisfied or waived by all Banks (or, in the case of subsection 4.01(l), waived by the Persons entitled to receive such payments).

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the United States; and
         (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or the General Partner from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by the Borrower or the General Partner to make required contributions to a Pension Plan or other Plan subject to
         Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or the General Partner; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

                  "Eurodollar Rate" shall mean, for each Interest Period in respect of Eurodollar Rate Loans comprising part of the same Borrowing, an interest rate per annum (rounded to the nearest 1/16th of 1% or, if there is no nearest 1/16th of 1%, rounded upward) determined pursuant to the following formula:

         Eurodollar Rate =              LIBOR
                                        1.00 - Eurodollar Reserve Percentage

         The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate.

                  "Eurodollar Reserve Percentage" shall mean the maximum reserve percentage (expressed as a decimal, rounded to the nearest 1/100th of 1% or, if there is no nearest 1/100th of 1%, rounded upward) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period. Without limiting the effect of the foregoing, the Eurodollar Reserve shall include any other reserves required to be maintained by any Bank with respect to (a) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined as provided in the definition of "Eurodollar Rate" in this Section 1.01 or (b) any category of extensions of credit or other assets that includes Eurodollar Rate Loans.

     "Event of Default"  means any of the events or  circumstances  specified in
Section 8.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                   "Existing Indebtedness" means Indebtedness of Ferrellgas and its Subsidiaries (other than the Obligations) and certain Indebtedness of the General Partner with respect to which Ferrellgas has assumed the General Partner's repayment obligations, in each case in existence on the Effective Date and as more fully set forth on Schedule 8.05.

                  "FDIC" means the Federal Deposit  Insurance  Corporation,  and
         any  Governmental   Authority   succeeding  to  any  of  its  principal
         functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective);" or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  "Fee Letters" has the meaning specified in subsection 2.09.

     "FCI ESOT" means the employee stock ownership trust of Ferrell Companies, Inc. organized under section 4975(e)(7) of the Code.

     "Ferrellgas" means Ferrellgas, L.P., a Delaware limited partnership.

                  "Ferrellgas Joinder Event" shall have occurred upon the satisfaction of each of the conditions set forth in Section 4.03.

                  "Ferrellgas Partners Finance Corp." means Ferrellgas Partners Finance Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the MLP.

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings including, with respect to the Borrower, the Loans) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Fixed Charge Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), dispositions and discontinuances of businesses or assets that have been made by such Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Calculation Date assuming that all such Acquisitions, dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower, (a) Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Fixed Charges of the Borrower subsequent to the Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as are in the reference period minus the pro forma expenses that would have been incurred by the Borrower in the operation of such acquired business or asset during such period computed on the basis of
         (i) personnel expenses for employees retained by the Borrower in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by the Borrower on a per gallon basis in the operation of the Borrower's business at similarly situated Borrower facilities.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discounts, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations permitted hereunder), (b) commissions, discounts and other fees and charges incurred with respect to letters of credit, (c) any interest expense on Indebtedness of another Person that is guaranteed by such Person or secured by a Lien on assets of such Person, and (d) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "Funded Debt" means all Indebtedness of the Borrower and its Subsidiaries.

                  "GAAP" means  generally  accepted  accounting  principles  set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "General   Partner"  means   Ferrellgas,   Inc.,  the  general  partner  of
Ferrellgas.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Growth-Related Capital Expenditures" means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

                  "Guarantor" means TWCI and each other Person that executes a Guaranty and its successors and assigns.

                  "Guaranty" means a continuing guaranty of the Obligations in favor of the Administrative Agent on behalf of the Banks, in form and substance satisfactory to the Administrative Agent.

     "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and
         (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all Hedging Obligations; (h) all obligations in respect of Accounts Receivable Securitizations; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided, however, that "Indebtedness" shall not include Synthetic Lease Obligations.

     "Indemnified Liabilities" has the meaning specified in Section 11.05.

     "Indemnified Person" has the meaning specified in Section 11.05.

     "Independent Auditor" has the meaning specified in subsection 7.01(a).

     "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

                  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of a Person's creditors generally or any substantial portion of a Person's creditors; undertaken under U.S.
         Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Coverage Ratio" means with respect to any Person for any period, the ratio of Consolidated Cash Flow of such Person for such period to Consolidated Interest Expense of such Person for such period. The foregoing calculation of the Interest Coverage Ratio shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by such Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of the Interest Coverage Ratio assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and its Subsidiaries, Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Borrower and its Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Borrower and its Subsidiaries in the operation of the acquired business or asset and
         (ii) non-personnel costs and expenses incurred by the Borrower and its Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated facilities of the Borrower.

                  "Interest Payment Date" means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the first Business Day of each fiscal quarter of the Borrower.

                  "Interest Period" means, as to any Eurodollar Rate Loan, the period commencing on the Effective Date or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date one or two months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                           (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (c) no  Interest  Period  for any Loan  shall  extend
beyond the Maturity Date.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

                  "Joint Venture" means a single-purpose corporation, partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Borrower and the Administrative Agent.

                  "Leverage  Ratio"  means,  with  respect to any Person for any period, the ratio of Funded Debt plus Synthetic Lease Obligations, in each case of such Person as of the last day of such period, to Consolidated Cash Flow of such Person for such period. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the date on which the calculation of the Leverage Ratio is made (the "Leverage Ratio Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Leverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by such Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Leverage Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to the Borrower and its Subsidiaries, (a) Funded Debt shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Indebtedness included within such Funded Debt would no longer be an obligation of the Borrower or its Subsidiaries subsequent to the Leverage Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Borrower and its Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Borrower and its Subsidiaries in the operation of the acquired business or asset and
         (ii) non-personnel costs and expenses incurred by the Borrower and its Subsidiaries on a per gallon basis in the operation of the Borrower's business at similarly situated facilities of the Borrower.

                  "LIBOR" means the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by BofA as the rates of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a Eurodollar Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

     "LLC Agreement" means the Operating Agreement of Thermogas L.L.C. dated as of December 15, 1999 made by the Sellerwith respect to Thermogas.

                  "Loan" shall have the meaning assigned in subsection 2.01(a), and may be a Base Rate Loan or a Eurodollar Rate Loan.

                  "Loan Documents" means this Agreement, any Notes, the Fee Letters, the Guaranties, and all other documents delivered to the Administrative Agent or any Bank in connection herewith.

                  "Majority Banks" means at any time Banks then holding more than 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having more than 50% of the aggregate Commitments.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U of the FRB.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any of its Subsidiaries or (after the Ferrellgas Joinder Event) the General Partner or any of its Subsidiaries to perform under any Loan Document or otherwise to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document.

                  "Maturity Date" means June 30, 2000.

                  "MLP" means Ferrellgas Partners, L.P., a Delaware limited partnership and the sole limited partner of Ferrellgas.

     "MLP Senior Notes" means the $160,000,000 9-3/8% Senior Secured Notes issued by the MLP and Ferrellgas Partners Finance Corp. pursuant to the 1996 Indenture.

                  "Net Income" means, with respect to any Person, the net income
         (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any asset sale (including dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds of Asset Sale" means the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale.

                  "Non-Recourse Subsidiary" means any Person that would otherwise be a Subsidiary of the Borrower but is designated as a Non-Recourse Subsidiary in a resolution of the Board of Directors of the General Partner, so long as each of the following remains true: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Person (i) is a Contingent Obligation of the Borrower or any of its Subsidiaries, (ii) is recourse or obligates the Borrower or any of its Subsidiaries in any way or (iii) subjects any property or asset of the Borrower or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to satisfaction thereof, (b) neither the Borrower nor any of its Subsidiaries has any contract, agreement, arrangement or understanding or is subject to an obligation of any kind, written or oral, with such Person other than on terms no less favorable to the Borrower and its Subsidiaries than those that might be obtained at the time from persons who are not Affiliates of the Borrower, (c) neither the Borrower nor any of its Subsidiaries has any obligation with respect to such Person (i) to subscribe for additional shares of capital stock, Capital Interests or other Equity Interests therein or (ii) maintain or preserve such Person's financial condition or to cause such Person to achieve certain levels of operating or other financial results, (d) such Person has no more than $1,000 of assets at the time of such designation, (e) such Person is in compliance with the restrictions applicable to Affiliates of the MLP under Section 8.21 hereof and (f) such Person takes steps designed to assure that neither the Borrower nor any of its Subsidiaries will be liable for any portion of the Indebtedness or other obligations of such Person, including maintenance of a corporate or limited partnership structure and observance of applicable formalities such as regular meetings and maintenance of minutes, a substantial and meaningful capitalization and the use of a corporate or partnership name, trade name or trademark not misleadingly similar to those of the Borrower.

                  "Note" means a promissory note executed by the Borrower in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

     "Notice of Borrowing" means a notice in  substantially  the form of Exhibit
A.

     "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                  "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Borrower to any Bank, the Administrative Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising including all Indebtedness of the Borrower to the Banks for the payment of principal of and interest on all outstanding Loans.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation and, for any general or limited partnership, the partnership agreement of such partnership and all amendments thereto and any agreements otherwise relating to the rights of the partners thereof, and, for any limited liability company, the limited liability company, operating or similar agreement and all amendments thereto and any agreements otherwise relating to the rights of the members thereof.

                  "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Participant" has the meaning specified in subsection 11.08(d).

                  "Partners' Equity" means the partners' equity as shown on a balance sheet prepared in accordance with GAAP for any partnership.

                  "Partnership Agreement" shall mean the Agreement of Limited Partnership of Ferrellgas dated July 5, 1994, as amended from time to time in accordance with the terms of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or the General Partner sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Permitted Acquisitions" means Acquisitions by the Borrower and its Subsidiaries which comply with the provisions of Section 8.04.

                  "Permitted Investments" means (a) any investments in Cash Equivalents; (b) any investments in the Borrower or in a Wholly-Owned Subsidiary of the Borrower that is a Guarantor; (c) investments by the Borrower or any Subsidiary of the Borrower in a Person, if as a result of such investment (i) such Person becomes a Wholly-Owned Subsidiary of the Borrower and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Guarantor; and
         (d) other investments in Non-Recourse Subsidiaries of the Borrower that do not exceed $30 million in the aggregate.

                  "Permitted Liens" has the meaning specified in Section 8.01.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any Subsidiary of the Borrower issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Subsidiaries; provided that (a) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (the "Prior Indebtedness") (plus the amount of reasonable expenses incurred in connection therewith), and the effective interest rate per annum on such Indebtedness does not or is not likely to exceed the effective interest rate per annum of the Prior Indebtedness, as determined by the Administrative Agent in its sole discretion; (b) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Prior Indebtedness; (c) if the Prior Indebtedness is subordinated to the Obligations, such Indebtedness is subordinated to the Obligations on the terms and conditions set forth on part II of Schedule 8.05; and (d) such Indebtedness is incurred by the Borrower or the Subsidiary who is the obligor on the Prior Indebtedness.

                  "Person"  means  an  individual,   partnership,   corporation,
         limited liability company, business trust, joint stock company, trust, unincorporated association, Joint Venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower or the General Partner makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage set forth on Schedule 2.01 hereto as its "Pro Rata Share," as such amount may be adjusted by assignments under Section 11.08.

                  "Purchase Agreement" means the Purchase Agreement dated as of November 7, 1999 among the Seller, the MLP and Ferrellgas.

                  "Related Party" means (a) the spouse or any lineal descendant of James E. Ferrell, (b) any trust for his benefit or for the benefit of his spouse or any such lineal descendants, (c) any corporation, partnership or other entity in which James E. Ferrell and/or such other Persons referred to in the foregoing clauses (a) and (b) are the direct record and beneficial owners of all of the voting and nonvoting Equity Interests, (d) the FCI ESOT or (e) any participant in the FCI ESOT whose ESOT account has been allocated shares of Ferrell Companies, Inc.

                  "Release of Guaranty" means a Release of Guaranty substantially in the form of Exhibit J to this Agreement, executed and delivered by the Administrative Agent, on behalf of the Banks, in accordance with Section 4.03 relating to the obligations of TWCI as a Guarantor.

                  "Reportable  Event"  means  any of the  events  set  forth  in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer or the president of the General Partner or any other officer having substantially the same authority and responsibility to act for the General Partner on behalf of the Borrower; or, with respect to actions taken or to be taken under Article II and compliance with financial covenants, the chief financial officer or the treasurer of the General Partner or any other officer having substantially the same authority and responsibility to act for the General Partner on behalf of the Borrower or any other employee of the General Partner designated in a certificate of a Responsible Officer to have authority in such matters.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Seller" means Williams Natural Gas Liquids, Inc., a Delaware corporation.

                  "Significant Subsidiary" means any Subsidiary of the Borrower that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as such Regulation is in effect on the date hereof.

                  "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  "SPE" shall mean any special purpose Non-Recourse Subsidiary of the Borrower established in connection with Accounts Receivable Securitizations permitted by Section 8.05.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or, in the case of a limited partnership, more than 50% of either the general partners' Capital Interests or the limited partners' Capital Interests) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise indicated herein, "Subsidiary" shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing, any Subsidiary of the Borrower that is designated a Non-Recourse Subsidiary pursuant to the definition thereof shall, for so long as all of the statements in the definition thereof remain true, not be deemed a Subsidiary of the Borrower.

                  "Surety  Instruments"  means all letters of credit  (including
         standby  and  commercial),   bankers'  acceptances,   bank  guaranties,
         shipside bonds, surety bonds and similar instruments.

                  "Synthetic Lease" means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

                  "Synthetic Lease Interest Component" means, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as capital leases under GAAP.

                  "Synthetic Lease Obligation" means, as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with
         GAAP) be required to be capitalized on the balance sheet of such Person at such time.

                  "Synthetic Lease Principal Component" means, with respect to any Person for any period, the portion of rent (exclusive of the
         Synthetic Lease Interest Component) paid or payable (without duplication) for such period under Synthetic Leases of such Person that was deducted in calculating Consolidated Net Income of such Person for such period.

                  "Taxes"  means any and all  present or future  taxes,  levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

     "Thermogas" has the meaning specified in the introductory clause hereto.

                  "Thermogas Merger" means the merger of Thermogas with and into Ferrellgas (or, alternatively, the dissolution of Thermogas and the substantially contemporaneous transfer of all of the assets of Thermogas to Ferrellgas) in accordance with all applicable Requirements of Law.

             "TWCI" means The Williams Companies, Inc., a Delaware corporation.

             "TWCI Guaranty" means a Guaranty of TWCI substantially in the form of Exhibit I.

                  "Type" means, with respect to any Loan, whether such Loan is a Base Rate Loan or a Eurodollar Rate Loan.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." each means the United States of America.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

                  "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding Capital Interests or other ownership interests (other than directors' qualifying shares) or, in the case of a limited partnership, all of the partners' Capital Interests (other than up to a 1% general partner interest), is owned, beneficially and of record, by the Borrower, a Wholly-Owned Subsidiary of the Borrower or both.

                  "Year 2000 Problem" has the meaning specified in Section 5.12.

Section 1.02               Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

     (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                           (iii) One  "basis  point"  equals  0.01%,  and "b.p."
means "basis point(s)."

(d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)  Unless  otherwise   expressly  provided  herein,   financial   calculations
applicable to the Borrower shall be made on a consolidated basis.

(h) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

Section 1.03               Accounting Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Section 7.12 would then be calculated in a different manner or with different components, (i) the Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) the Borrower shall be deemed to be in compliance with the covenants contained in Section 7.12 during the 90-day period following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

(b) Except as otherwise specified, references herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

ARTICLE II

                                    THE LOANS

Section 2.01               Amounts and Terms of Commitments.
                           --------------------------------

(a) Each Bank severally agrees, on the terms and subject to the conditions set forth herein, to make loans to the Borrower (each such loan, a "Loan") in Dollars on the Effective Date in an aggregate principal amount not to exceed such Bank's Commitment as in effect on such day.

(b) The Loans may be comprised of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request. Subject to the terms and conditions of this Agreement, the Borrower may convert Loans of one Type into Loans of another Type or continue Loans of one Type as Loans of the same Type. Amounts repaid in respect of the Loans may not be reborrowed.

Section 2.02 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

                  (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

Section 2.03 Procedure for Borrowing. (a) Each Borrowing shall be made only on the Effective Date upon the Borrower's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 9:00 a.m. San Francisco time
(i) three Business Days prior to the Effective Date, in the case of Eurodollar Rate Loans, and (ii) one Business Day prior to the Effective Date, in the case of Base Rate Loans), specifying:

(A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $3,000,000 or any multiple of $1,000,000 in excess thereof for Eurodollar Loans, or $1,000,000 or any multiple of $100,000 in excess thereof for Base Rate Loans;

(B)                        the Type of Loans comprising the Borrowing; and

(C) the duration of the Interest Period applicable to any Eurodollar Rate Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Eurodollar Rate Loans, such Interest Period shall be one month.

                  (b) The Administrative Agent will promptly notify each Bank of the Administrative Agent's receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Borrower at the Administrative Agent's Payment Office by 11:00 a.m. San Francisco time on the Effective Date in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Administrative Agent at such office by crediting the account of the Borrower on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

                  (d) After giving effect to any Borrowing, there may not be more than three (3) different Interest Periods in effect with respect to Eurodollar Rate Loans.

     Section 2.04 Conversion and Continuation Elections. (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.04(b):

(i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of the other Type; or

(ii) elect as of the last day of the applicable Interest Period, to continue as Eurodollar Rate Loans any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $3,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $3,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate.

                  (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. San Francisco time at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

(A)                        the proposed Conversion/Continuation Date;

(B)                    the aggregate amount of Loans to be converted or renewed;

(C) the Type of Loans  resulting from the proposed  conversion or  continuation;
and

(D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans, the Borrower has failed to select a new Interest Period within the time period specified in subsection 2.04(b) to be applicable to such Eurodollar Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no notice is provided by the Borrower within the time period specified in subsection 2.04(b), the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a Eurodollar Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than three (3) different Interest Periods in effect.

Section 2.05 Optional Prepayments. (a) Subject to Section 3.04, the Borrower may, at any time or from time to time, not later than 9:00 a.m. San Francisco time at least three (3) Business Days prior to its effective date by irrevocable notice to the Administrative Agent, in the case of Eurodollar Rate Loans, and not later than 9:00 a.m. San Francisco time at least one (1) Business Day prior to its effective date by irrevocable notice to the Administrative Agent, in the case of Base Rate Loans, ratably prepay the Loans in whole or in part, in minimum amounts of $3,000,000 or any multiple of $1,000,000 in excess thereof, for Eurodollar Rate Loans, and in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof, for Base Rate Loans.

                  (b) Any such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of the Loans to be prepaid. Prepayments of Base Rate Loans may be made hereunder on any Business Day. Prepayments of Eurodollar Rate Loans may be made hereunder only on the last day of any applicable Interest Period; provided, that prepayments of Eurodollar Rate Loans may be made on a day other than the last day of the applicable Interest Period only with payment by the Borrower of the aggregate amount of any associated funding losses of any affected Banks pursuant to Section 3.04. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment.
                  (c) If any such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together, in the case of a Eurodollar Rate Loan, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

Section 2.06 Mandatory  Prepayments of Loans;  Mandatory Commitment  Reductions.
(a) If a Change of Control occurs following the Ferrellgas Joinder Event, the Borrower shall immediately, and without notice or demand, prepay the Obligations in full, including the aggregate principal amount of all outstanding Loans, all accrued and unpaid interest thereon and all amounts payable under Section 3.04 hereof, in each case on the 30th day after such Change of Control shall have occurred and be continuing.

     (b) The Commitments shall be automatically reduced to zero at 5:00 p.m. San Francisco time on the Effective Date.

Section 2.07 Repayment. The Borrower shall repay to the Banks in full on the Maturity Date the aggregate principal amount of the Loans outstanding on such date together with all accrued and unpaid interest thereon.

Section 2.08 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the Effective Date (subject to the Borrower's right to convert to other Types of Loans under Section 2.04) at a rate per annum equal to:

(i) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (if any); and

(ii) during such periods as such Loan is a Eurodollar Loan, the Eurodollar Rate for such Loan for its Interest Period plus the Applicable Margin (if any).

                  (b) Interest on each Loan shall be paid in arrears on each applicable Interest Payment Date and on the Maturity Date. Interest in all cases shall also be paid on the date of any prepayment of Loans under subsection 2.06(a) and interest on Eurodollar Rate Loans shall also be paid on the date of prepayment of Loans in all other circumstances under Section 2.05 or 2.06, in each case for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

                  (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the interest rate then in effect for the Loans included in such Obligations as set forth in subsection (a) above and, in the case of Obligations other than Base Rate Loans or Eurodollar Loans, including all fees provided herein, at a rate per annum which is determined by adding 2% per annum to the interest rate then in effect for the Loans as set forth in subsection (a) above (calculated using the Base Rate); provided, however, that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans plus 2%.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

Section 2.09 Fees. The Borrower shall pay all fees referred to in (a) the letter agreement dated November 16, 1999 among the MLP, the Borrower, the Arranger and Administrative Agent and (b) the letter agreement dated the date of this Agreement among Thermogas, Ferrellgas and the Administrative Agent (such letters, the "Fee Letters"), in each case at the times and in the amounts set forth in the Fee Letters.

Section 2.10 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b)   Each   determination   of  an   interest   rate  by  the
Administrative Agent shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error.

Section 2.11 Payments by the Borrower. (a) All payments to be made by the Borrower under any Loan Document shall be made without set-off, recoupment, counterclaim or other defense. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

                  (d) Unless a due date is otherwise specified herein, the due date for any Obligation shall be 30 days after demand therefor by the Person to whom the Obligation is owed.

Section 2.12 Payments by the Banks to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Effective Date that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Effective Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following the Effective Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the Effective Date for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Effective Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the Effective Date, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (b) The failure of any Bank to make any Loan on Effective Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the Effective Date.

Section 2.13 Sharing of Payments, Etc. If (other than (x) as expressly provided elsewhere in this Agreement (including Section 2.14) and (y) with respect to fees that are not expressly provided for in this Agreement) any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them;
provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

Section 2.14 Extension of Maturity Date; Amendment and Restatement of Agreement.
(a) The Borrower may from time to time at its option request all of the Banks by notice to the Administrative Agent to amend and restate this Agreement in order to extend the current Maturity Date for a period of up to but not exceeding fifteen (15) years and otherwise to incorporate terms and conditions that are substantially similar to those set forth in the 1998 Note Purchase Agreement, together with such other or additional terms and conditions (including with respect to fees, interest rates and amortization of principal) as shall be set forth in such request (an "Extension Request"); provided, that the Borrower may not request any Borrowings that would increase the outstanding principal amount of the Loans above the principal amount of the Loans outstanding immediately prior to giving effect to any amendment and restatement of this Agreement contemplated by this Section 2.14; and provided, further, that the Borrower may not submit any Extension Request prior to January 31, 2000 or later than April 30, 2000. The Administrative Agent shall notify each Bank of an Extension Request within five (5) days after the Administrative Agent's receipt of such Extension Request from the Borrower. Within fifteen (15) days after the receipt of the Extension Request from the Administrative Agent, each Bank in its sole and absolute discretion may, by written notice to the Borrower and the Administrative Agent (an "Extension Commitment"), agree to participate in the extension of the Maturity Date on the terms and conditions set forth in the Extension Request and this Section 2.14, in which event such Bank (or, at the option of such Bank, a financial institution that is an Affiliate of such Bank) shall continue to make such Loans available to the Borrower pursuant to this Agreement as amended and restated to incorporate such terms and conditions (and such Bank or Affiliate of such Bank shall execute any documentation necessary to implement the foregoing). Any Bank electing not to submit an Extension Commitment shall, promptly after requested to do so by the Borrower, assign its Loans to another financial institution or other Person selected by the Borrower (which financial institution or other Person shall be satisfactory to the Administrative Agent and the Arranger in their sole discretion), and the Borrower shall compensate such Bank for its funding losses, if any, in connection with such assignment pursuant to Section 3.04 as if the Borrower had prepaid the Loans of such Bank on the date of assignment.

                  (b) Within  five (5) days after  expiration  of the period for submission of an Extension Commitment from the Banks, the Administrative Agent shall promptly send to each Bank submitting an Extension Commitment a notice (an "Available Loan Notice") identifying (i) each of the Bank's electing not to submit an Extension Commitment, (ii) the amount of each such Bank's Pro Rata Share of the Effective Amount of the Loans then outstanding and (iii) the total Effective Amount of the Loans for which no Extension Commitments have been submitted (the "Available Loan Interest"). Within five (5) days after receipt of an Available Loan Notice from the Administrative Agent, each Bank that previously submitted an Extension Commitment may in its sole and absolute discretion deliver a notice to the Administrative Agent (a "Confirmation Notice") specifying the percentage of the Available Loan Interest that such Bank (or a financial institution that is an Affiliate of such Bank) wishes to assume (the "Loan Acceptance Percentage"). Failure by any such Bank to timely deliver a Confirmation Notice shall be deemed notice that such Bank has declined to assume any of the Available Loan Interest. In the event that the sum of the Loan Acceptance Percentages is equal to or less than 100% of the Available Loan Interest, the Administrative Agent shall allocate the Loan Acceptance Percentages as specified in the corresponding Confirmation Notices and, with respect to any remaining Available Loan Interest, follow the procedures described in subsection (c) below. In the event that the sum of the Loan Acceptance Percentages is greater than 100% of the Available Loan Interest, the Administrative Agent shall apportion the Available Loan Interest among the Banks which submitted Extension Commitments pro rata according to the respective Loan Acceptance Percentage for each such Bank.

                  (c) If, upon completion of the procedures described in subsection (b) above, there remains all or some portion of the Available Loan Interest that has not been assumed by the Banks submitting Confirmation Notices, the Administrative Agent shall, upon the request of the Borrower and subject to an agreement having been made with respect to fees as set forth in subsection
(e) below, make a request (by sending an Available Loan Notice) to other financial institutions or Persons (including insurance companies) selected by the Administrative Agent and the Arranger (and reasonably acceptable to the Borrower) to assume such Available Loan Interest. Such Available Loan Interest or part thereof, as the case may be, shall be apportioned in the sole and absolute discretion of the Administrative Agent and the Arranger among those financial institutions, if any, that deliver Confirmation Notices in a timely manner. All matters relating the timing of the transmittal of the Available Loan Notices, the delivery of Confirmation Notices, the apportionment of the Available Loan Interest and all other matters relating to the timing of the assumption of the Available Loan Interest shall be as determined by the Administrative Agent and the Arranger in their sole and absolute discretion.

                  (d) If, upon completion of the procedures described in subsections (b) and (c) above, there remains any portion of the Available Loan Interest that has not been assumed by (and the related Loans assigned to) the remaining Banks and/or any other financial institutions or Persons and the Borrower nonetheless wishes to proceed with the amendment and restatement of this Agreement as set forth in this Section 2.14 (and so long as no Event of Default has occurred), the Borrower shall (subject to giving notice of prepayment as required by this Agreement) on any Business Day prior to the current Maturity Date (i) prepay the aggregate unpaid principal amount of each Bank's Loans which have not been assigned to such remaining Banks and/or other financial institutions, together with accrued interest on such amount to the date of such prepayment, and (ii) compensate each such Bank for its funding losses, if any, in connection with such prepayment in accordance with Section
3.04. Notwithstanding any other provision of this Section 2.14, if the Effective Amount of the Loans that would be outstanding after giving effect to any prepayment required by the immediately preceding sentence is less than $100,000,000, the current Maturity Date shall in no event be extended unless each of the Banks and other financial institutions or Persons that would be a party to this Agreement after its amendment and restatement consents in writing to such extension (and failing such consent the Extension Request prompting the operation of this Section 2.14 shall be deemed withdrawn).

(e) Notwithstanding any other provision of this Agreement, any extension of the Maturity Date and amendment and restatement of this Agreement as provided in this Section 2.14 shall be subject to the payment by the Borrower of such fees to such Persons (including the Administrative Agent and the Arranger) as shall be agreed upon by the Administrative Agent, the Arranger and the Borrower.

                  (f) Any assignment of a Bank's Loans that may be required as a result of the operation of this Section 2.14 shall be made in accordance with
Section 11.08.

                  (g) The Borrower may withdraw an Extension Request at any time prior to the receipt by the Administrative Agent of Confirmation Notices covering all of the Available Loan Interest. No Extension Request may be made, and any Extension Request that has been made shall be immediately and automatically withdrawn, upon and after the occurrence of any Event of Default.

ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes. (a) Any and all payments by the Borrower to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) The Borrower agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Administrative Agent and any liability (including interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.

                  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)                                the Borrower shall make such deductions and
                                   withholdings;

(iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) the Borrower shall also pay to each Bank or the Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Administrative Agent with the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

                  (e) If the Borrower is required to pay additional amounts to any Bank or the Administrative Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

Section 3.02 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make
Eurodollar Rate Loans, then, on notice thereof by the Bank to the Borrower through the Administrative Agent, any obligation of that Bank to make Eurodollar Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank determines that it is unlawful to maintain any Eurodollar Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Eurodollar Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan. If the Borrower is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                  (c) If the obligation of any Bank to make or maintain Eurodollar Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Eurodollar Rate Loans shall be instead Base Rate Loans.

                  (d) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

Section 3.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Administrative Agent, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

Section 3.04 Funding Losses. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which each Bank may sustain or incur as a consequence of:

(a) the failure of the Borrower to make on a timely basis any payment of principal of any
Eurodollar Rate Loan;

(b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

(c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.05;

(d) the prepayment (including pursuant to Section 2.06 or 2.14) or other payment (including after acceleration thereof) of a Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

(e) the automatic conversion under Section 2.04 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Such reimbursement of funding losses or expenses shall be paid by the Borrower to the Administrative Agent within 15 days after demand therefor. For purposes of calculating amounts payable by the Borrower to the Banks under this Section and under subsection 3.03(a), each Eurodollar Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

Section 3.05 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or that the Eurodollar Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans, hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

Section 3.06 Survival. The agreements and obligations of the Borrower in this Article III shall survive the payment of all other Obligations.

ARTICLE IV

                              CONDITIONS PRECEDENT

Section 4.01 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, including the condition that the Administrative Agent shall have received on or before January 31, 2000 all of the following, in form and substance satisfactory to the Administrative Agent and, where provided below, each Bank, and in sufficient copies for each Bank:

(a) Loan Documents. This Agreement, the TWCI Guaranty, the Fee Letters and any Notes requested by the Banks, executed by each party thereto.

(b) Acquisition Documents. The Purchase Agreement (including all schedules and exhibits thereto), certified by a Responsible Officer as true, complete and in full force and effect, together with copies of all other documents, instruments, notices (including any notice required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), certificates, opinions and other material writings executed and delivered in connection with the transactions contemplated by the Purchase Agreement. The Purchase Agreement and all such other documents shall be in form and substance satisfactory to the Administrative Agent and, in the case of opinions, shall be accompanied by a letter from the Person delivering the same authorizing reliance thereon by the Administrative Agent and the Banks. The Purchase Agreement shall not have been altered, amended or otherwise changed or supplemented or any condition therein waived without the prior written consent of the Administrative Agent.

The transactions contemplated by the Purchase Agreement shall have been consummated on the Effective Date in accordance with the terms thereof and in compliance with applicable Requirements of Law.

(c) Certain Information. The Administrative Agent shall have received and reviewed, with results satisfactory to the Administrative Agent and its counsel, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, environmental matters, material contracts, debt agreements, property ownership, contingent liabilities and management of Thermogas and Ferrellgas and their respective Subsidiaries.

(d)               Resolutions; Incumbency.

(i) Copies of the resolutions of each of TWCI and Thermogas (or, if applicable, of the managing member of Thermogas) authorizing the transactions contemplated by the Loan Documents, certified as of the Effective Date by the Secretary or an Assistant Secretary of TWCI and Thermogas, respectively; and

(ii) A certificate of the Secretary or Assistant Secretary of each of TWCI and Thermogas certifying the names and true signatures of the officers of TWCI and Thermogas authorized to execute, deliver and perform, as applicable, on behalf of TWCI and Thermogas, this Agreement and all other Loan Documents to be delivered by TWCI and Thermogas hereunder.

(e)

                           Organization Documents; Good Standing.  Each of the
following documents:

(i) The LLC Agreement as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of Thermogas as of the Effective Date;

(ii) A copy of the articles or certificate of incorporation or other charter documents of TWCI and the certificate of formation of
                                    Thermogas,  certified  by the  Secretary  of
                                    State  (or  other  applicable   Governmental
                                    Authority) of its state of incorporation as of a recent date;

(iii) A copy of the bylaws of TWCI as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of TWCI as of the Effective Date; and

(iv) A good standing and tax good standing certificate for each of TWCI and Thermogas from the Secretary of State (or other, applicable  Governmental  Authority)  of its
                                    state of incorporation  or organization,  as
                                    applicable,  and (with  respect to Thermogas
                                    only)  each  other   state   designated   by
                                    Administrative    Agent   where    Thermogas
                                    conducts significant business, in each case as of a recent date.

(f) Financial Statements. The Administrative Agent shall have received and reviewed, with results satisfactory to the Administrative Agent, the consolidated financial statements of TWCI and its Subsidiaries, Thermogas and its Subsidiaries and Ferrellgas and its Subsidiaries, in each case for the immediately preceding two fiscal years for which such financial statements are available (or, in the case of Thermogas and its Subsidiaries, for the fiscal year ending December 31, 1998 and the nine-month period ending September 30,
1999) including balance sheets and income and cash flow statements, which financial statements (x) have been prepared in conformity with GAAP (subject to ordinary, good faith year-end audit adjustments) and (y) in the case of TWCI and its Subsidiaries and Ferrellgas and its Subsidiaries, have been audited by independent public accountants of recognized national standing.

(g)               [Intentionally omitted.]

(h) Funds for Acquisition; No other Obligations. Evidence satisfactory to the Administrative Agent that (i) Thermogas shall receive as of the Effective Date net proceeds of $133,830,627.50 in connection with the sale by it of propane tanks that will be leased back to it pursuant to a Synthetic Lease, (ii) the MLP shall receive as of the Effective Date net proceeds of at least $175 million from the issuance of its senior common units, and (iii) Thermogas shall have no Synthetic Lease Obligations or Indebtedness outstanding as of the Effective Date other than Synthetic Lease Obligations in respect of the Synthetic Lease referred to above in this paragraph and Indebtedness under this Agreement.

(i) Consents. Evidence that all governmental, shareholder and third party consents (including Hart-Scott Rodino clearance) and approvals necessary or desirable in connection with the transactions contemplated hereby and by the Purchase Agreement shall have been obtained; all such consents and approvals shall be in force and effect; and all applicable waiting periods shall have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Banks could have such effect.

(j) Litigation. There shall not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the transactions contemplated hereby or by the Purchase Agreement, or (ii) any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could materially and adversely affect TWCI, Thermogas, the General Partner, the MLP, Ferrellgas or their respective Subsidiaries, any transaction contemplated hereby or by the Purchase Agreement, or the ability of TWCI, Thermogas, Ferrellgas or the General Partner to perform their respective obligations under the Loan Documents or the ability of the Administrative Agent or any of the Banks to exercise its rights thereunder.

(k) Legal Opinion. The opinion of the Senior Vice President and General Counsel of TWCI and Thermogas or of such other counsel as are acceptable to the Administrative Agent and the Banks, addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D-1.

(l) Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent due and payable as of the Effective Date, together with Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Administrative Agent); including any such costs, fees and expenses arising under or referenced in the Fee Letters or otherwise in Sections 2.10 and 11.04.

(m) Certificate. A certificate signed by an authorized officer of Thermogas, dated as of the Effective Date, stating that:

(i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date; and

(ii) no Default or Event of Default exists or would result from the Credit Extensions to be made on such date.

(n) No Material Change. There shall have been no material adverse change since the end of the most recent fiscal year for which audited financial statements are available, respectively, for TWCI, Thermogas and Ferrellgas, in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of TWCI, Thermogas or Ferrellgas, as the case may be, in each case together with their respective Subsidiaries taken as a whole, or in the facts and information regarding such Persons as represented to date.

(o) Contingent Payment Agreement. The Seller shall have confirmed in writing to Ferrellgas and BofA that the obligations of (i) Ferrellgas under the Contingent Payment Agreement and (ii) BofA under the related Assignment Agreement dated as of November 7, 1999 between the Seller and BofA, have in each case been terminated as of the Effective Date.

(p) Year 2000 Readiness. The Administrative Agent shall have received and reviewed, with results satisfactory to the Administrative Agent, information confirming that (i) Thermogas, the General Partner, the MLP, Ferrellgas and their respective Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing Thermogas, the General Partner, the MLP, Ferrellgas and their respective Subsidiaries as a result of the Year 2000 Problem, including risks resulting from the failure of key vendors and customers of Thermogas, the General Partner, the MLP, Ferrellgas and their respective Subsidiaries to successfully address the Year 2000 Problem, and (ii) the material computer applications of Thermogas, the General Partner, the MLP, Ferrellgas and their respective Subsidiaries, and those of the key vendors and customers of such Persons will, on a timely basis, adequately address the Year 2000 Problem in all material respects.

(q) Trading Policies. The trading position policy and the supply inventory position policy of Ferrellgas as in effect on the Effective Date, as evidenced by the written policies delivered to the Administrative Agent, shall be satisfactory to the Administrative Agent and the Majority Banks.

(r) No Material Disruption. There shall have been no material disruption or material adverse change in the financial, banking or capital markets.

(s) Clear Market. There shall have been no competing offering, placement or arrangement of any debt securities, bank financings or other Indebtedness by or on behalf of Thermogas or Ferrellgas (other than the financing arrangements referred to in subsection (h) above).

(t) Ferrellgas  Representations.  Evidence  satisfactory  to the  Administrative
Agent that Ferrellgas and the General Partner will be able to make the representations set forth in Article VI on the Effective Date at the time of the Ferrellgas Joinder Event.

(u) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may request.

Section 4.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it on the Effective Date or to thereafter continue or convert any Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the Effective Date or the relevant Conversion/Continuation Date, as applicable:

     (a) Notice, Application. The Administrative Agent shall have received (with, in the case of the Loans to be made on the Effective Date, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

(b) Representations and Warranties. The representations and warranties of the Borrower in this Agreement (other than, after the Ferrellgas Joinder Event, the representations and warranties made in Article V) and by the Guarantors (if any) and the General Partner in any Loan Document shall be true and correct in all material respects on and as of the Effective Date or such Conversion/Continuation Date with the same effect as if made on and as of the Effective Date or such Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

(c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing, continuation or conversion.

                  Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of the Effective Date and each Conversion/Continuation Date, as applicable, that the conditions in this Section 4.02 have been satisfied.

Section 4.03 Conditions to Release of Guaranty. Upon the satisfaction of each of the following conditions (in form and substance acceptable to the Majority Banks) at or before 5:00 p.m. San Francisco time on the Effective Date, the Administrative Agent, on behalf of itself and each of the Banks, shall execute and deliver (and each of the Banks hereby authorize the Administrative Agent to execute and deliver) to TWCI on the Effective Date a Release of Guaranty in favor of TWCI:

(a) MLP Contribution to Ferrellgas and Merger. Evidence that all of the Capital Interests in Thermogas acquired by the MLP from the Seller pursuant to the Purchase Agreement shall have been transferred to Ferrellgas as a contribution of capital and that the Thermogas Merger will occur as of the Effective Date
(including a copy of any and all documents and instruments effecting such tansfer and merger).

(b) Ferrellgas Joinder Documents. Receipt by the Administrative Agent of (i) an Assumption Agreement duly executed by Ferrellgas and the General Partner, and
(ii) replacement Notes duly executed by Ferrellgas for any Bank requesting the same.

(c)               Resolutions; Incumbency.

(i) Copies of partnership authorizations for Ferrellgas and resolutions of the board of directors of the General Partner authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of the General Partner; and

(ii) A certificate of the Secretary or Assistant Secretary of the General Partner certifying the names and true signatures of the officers of the General Partner authorized to execute, deliver and perform, as applicable, on behalf of Ferrellgas and the General Partner, this Agreement and all other Loan Documents to be delivered by Ferrellgas and the General Partner hereunder.

     (d) Organization Documents; Good Standing. Each of the following documents:

(i) The articles or certificate of incorporation and the bylaws of the General Partner and the Certificate of Limited Partnership and the Partnership Agreement of Ferrellgas, in each case as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the General Partner as of the Effective Date;

(ii) A good standing and tax good standing certificate for the General Partner and the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization, as applicable, and each other state designated by Administrative Agent where the General Partner or the Borrower conducts significant business, in each case as of a recent date.

(e) Legal Opinion. The opinion of Bracewell & Patterson LLP, special counsel to Ferrellgas and the General Partner or of such other counsel as are acceptable to the Administrative Agent and the Banks, addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D-2.

(f) Certificate. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that:

(i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

(ii) no Default or Event of Default exists or would result from the Credit Extensions to be made on such date; and

(iii) there has not occurred since July 31, 1999 any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(g) Solvency Certificate. A certificate executed by a Responsible Officer in form and substance satisfactory to the Administrative Agent as to the financial condition, solvency and related matters with respect to Ferrellgas, in each case after giving effect to the Ferrellgas Joinder Event, this Agreement, the Borrowings to be made under this Agreement on the Effective Date and the other transactions contemplated by this Agreement (including the distribution to the Seller of certain of the proceeds of Loans as contemplated by Section 7.11).

(h) Existing Indebtedness. Evidence that the commitments of the lenders under the Short-Term Revolving Credit Agreement dated as April 30, 1999 among Ferrellgas, the General Partner, the financial institutions party thereto (as lenders), BofA (as administrative agent for such Lenders) and the Arranger, shall have been irrevocably terminated and the loans and all other obligations thereunder paid in full as of the Effective Date.

(i) 1996 Indenture; 1998 Note Purchase Agreement. The incurrence and maintenance of the Indebtedness of the Borrower under this Agreement and of the Synthetic Lease Obligations referred to in subsection 4.01(h) shall be permitted under the 1996 Indenture and the 1998 Note Purchase Agreement, and Ferrellgas shall have delivered to the Administrative Agent a certificate of a Responsible Officer demonstrating compliance with the applicable provisions of the 1996 Indenture and the 1998 Note Purchase Agreement.

     (j) Other Conditions Satisfied. Each of the conditions set forth in Sections 4.01 and 4.02 shall --------------------------
have been satisfied.

ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THERMOGAS

                  Thermogas hereby represents and warrants to the Administrative Agent and each Bank that:

     Section 5.01 Corporate or Partnership Existence and Power. Thermogas and each of its Subsidiaries: --------------------------------------------

(a) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as now being or as proposed to be conducted and to execute, deliver, and perform its obligations under the Loan Documents;

(c) is duly qualified as a foreign corporation, limited liability company or partnership and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or where the failure so to qualify would have a Material Adverse Effect; and

(d) is in compliance with all material Requirements of Law.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by Thermogas of this Agreement and each other Loan Document to which Thermogas or any Subsidiary is a party, have been duly authorized by all necessary action on behalf of Thermogas, and do not and will not:

     (a) contravene the terms of any of Thermogas' or any Subsidiary's Organization Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which Thermogas or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, where such conflict, breach, contravention or Lien could reasonably be expected to have a Material Adverse Effect; or

(c)               violate any material Requirement of Law.

Section  5.03  Governmental  Authorization.  No  approval,  consent,  exemption,
authorization,   or  other  action  by,  or  notice  to,  or  filing  with,  any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Thermogas or any Subsidiary of this Agreement or any other Loan Document.

Section 5.04 Binding Effect. This Agreement and each other Loan Document to which Thermogas or any Subsidiary is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

(a) Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Thermogas, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Thermogas or any of its Subsidiaries or any of their respective properties which purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     Section 5.05 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by Thermogas.

Section 5.06 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.11. Neither Thermogas nor any Subsidiary of Thermogas is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

Section 5.07 Title to Properties. Thermogas and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.08 Taxes. Thermogas has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Thermogas that would, if made, have a Material Adverse Effect.

Section 5.09 Financial Condition. (a) The unaudited consolidated financial statements of Thermogas and its Subsidiaries dated December 31, 1998 and September 30, 1999, in each case together with the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year and nine-month period ended on those respective dates:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

(ii) fairly present the financial condition of Thermogas and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii) show all material indebtedness and other liabilities, direct or contingent, of Thermogas and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                  (b) Since December 31, 1998, there has been no Material Adverse Effect.

                  (c) Thermogas and each of the Subsidiaries of Thermogas are each Solvent, both before and after giving effect to the consummation of each of the transactions contemplated by the Loan Documents.

Section 5.10 Regulated Entities. None of Thermogas or any Affiliate of the Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Thermogas is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

Section 5.11 Full Disclosure. None of the representations or warranties made by Thermogas or any Affiliate of Thermogas in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Thermogas or any Affiliate of Thermogas in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

Section 5.12 Year 2000. Thermogas and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by any relevant Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31,
1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Thermogas believes that the Year 2000 Problem will not have a Material Adverse Effect.

ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF FERRELLGAS

                  Ferrellgas (upon its becoming the Borrower under this Agreement by execution and delivery of the Assumption Agreement) and the General Partner (by execution and delivery of the Assumption Agreement), from and after the Ferrellgas Joinder Event, hereby represent and warrant to the Administrative Agent and each Bank that:

     Section 6.01 Corporate or Partnership Existence and Power. The General Partner, the MLP, the Borrower and each of its Subsidiaries:

     (a) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as now being or as proposed to be conducted and to execute, deliver, and perform its obligations under the Loan Documents;

(c) is duly qualified as a foreign corporation or partnership and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or where the failure so to qualify would have a Material Adverse Effect; and

(d) is in compliance with all material Requirements of Law.

Section 6.02 Corporate or Partnership Authorization; No Contravention. The execution, delivery and performance by the Borrower and the General Partner of this Agreement and each other Loan Document to which the General Partner, the Borrower or any Subsidiary is party, have been duly authorized by all necessary partnership action on behalf of the Borrower and all necessary corporate action on behalf of the General Partner and any Subsidiary, and do not and will not:

     (a) contravene the terms of any of the General Partner's, the MLP's, the Borrower's or any Subsidiary's Organization Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the General Partner, the MLP, the Borrower or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, where such conflict, breach, contravention or Lien could reasonably be expected to have a Material Adverse Effect; or

(c)               violate any material Requirement of Law.

Section  6.03  Governmental  Authorization.  No  approval,  consent,  exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the General Partner, the Borrower or any Subsidiary of this Agreement or any other Loan Document, or (b) the continued operation of Borrower's business as contemplated to be conducted after the date hereof by the Loan Documents, except in each case such approvals, consents, exemptions, authorizations or other actions, notices or filings (i) as have been obtained, (ii) as may be required under state securities or Blue Sky laws, (iii) as are of a routine or administrative nature and are either (A) not customarily obtained or made prior to the consummation of transactions such as the transactions described in clauses (a) or (b) or (B) expected in the judgment of the Borrower to be obtained in the ordinary course of business subsequent to the consummation of the transactions described in clauses (a) or (b), or (iv) that, if not obtained, could not reasonably be expected to have a Material Adverse Effect.

Section 6.04 Binding Effect. This Agreement and each other Loan Document to which the General Partner, the Borrower or any Subsidiary is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

Section 6.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the General Partner, the MLP, the Borrower or any of its Subsidiaries or any of their respective properties which:

     (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or thereby; or

(b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

Section 6.06 No Default. No Default or Event of Default exists or would result from the incurring, continuing or converting of any Obligations by the Borrower. As of the Effective Date, neither the Borrower nor any Affiliate of the Borrower is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under subsection 8.01(e).

Section 6.07 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower and the General Partner, nothing has occurred which would cause the loss of such qualification.

                  (b) There are no pending, or to the best knowledge of Borrower and the General Partner, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or other violation of the fiduciary responsibility rule with respect to any Plan which could reasonably result in a Material Adverse Effect.

                  (c) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan.

                  (d) No Pension Plan has any Unfunded Pension Liability, except that the Ferrellgas, Inc. Retirement Income Plan has an Unfunded Pension Liability not in excess of $448,221; however, the Ferrellgas, Inc.
Retirement Income Plan is not underfunded.

                  (e) The Borrower has not incurred, nor does it reasonably expect to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

                  (f) The Borrower has not transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that could be subject to Section 4069 of ERISA.

                  (g) Except as specifically disclosed in Schedule 6.07, no trade or business (whether or not incorporated under common control with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code) maintains or contributes to any Pension Plan or other Plan subject to Section 412 of the Code. Except as specifically disclosed in Schedule 6.07, neither the Borrower nor any Person under common control with the Borrower (as defined in the preceding sentence) has ever contributed to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

Section 6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.11. Neither the Borrower nor any Affiliate of the Borrower is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

Section 6.09 Title to Properties. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Effective Date and subject to the preceding sentence, the property of the Borrower and its Subsidiaries is subject to no Liens other than Permitted Liens.

Section 6.10 Taxes. The General Partner has filed all Federal and other material tax returns and reports required to be filed, for itself and for the Borrower, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower that would, if made, have a Material Adverse Effect.

Section 6.11 Financial Condition. (a) The audited consolidated financial statements of the General Partner, the Borrower, the MLP and their respective Subsidiaries dated July 31, 1999 and the unaudited consolidated financial statements of the General Partner, the Borrower, the MLP and their respective Subsidiaries dated October 31, 1999, in each case together with the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on those respective dates:

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

(ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                  (b) Since July 31, 1999, there has been no Material Adverse Effect.

                  (c) The General Partner, the MLP, the Borrower and each of the other Subsidiaries of the Borrower are each Solvent, both before and after giving effect to the Ferrellgas Joinder Event and consummation of each of the transactions contemplated by the Loan Documents.

Section 6.12 Environmental Matters. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.13 Regulated Entities. None of the Borrower or any Affiliate of the Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

Section 6.14 No Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

Section 6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Borrower and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

Section 6.16 Subsidiaries and Affiliates. The Borrower (a) has no Subsidiaries or other Affiliates except (i) those specifically disclosed in part (a) of
Schedule 6.16 hereto, (ii) one or more SPEs established in connection with Accounts Receivable Securitizations permitted by Section 8.05, (iii) Subsidiaries established in compliance with Section 8.20 and (iv) Thermogas (but only for so long as Thermogas shall be permitted to be operated as a Wholly-Owned Subsidiary of the Borrower as set forth in the proviso to Section 8.20) and (b) has no equity investments in any corporation or entity other than Subsidiaries and Affiliates disclosed in subsection (a) above and those Permitted Investments specifically disclosed in part (b) of Schedule 6.16.

Section 6.17 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

     Section 6.18 Tax Status. The Borrower is subject to taxation under the Code only as a partnership and not as a corporation.

Section 6.19 Full Disclosure. None of the representations or warranties made by the Borrower or any Affiliate of the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Affiliate of the Borrower in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

Section 6.20 Fixed Price Supply Contracts. None of the Borrower and its Subsidiaries is a party to any contract for the supply of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than two years after the purchase price is agreed to.

Section 6.21 Trading Policies. The Borrower has provided to the Administrative Agent an accurate and complete summary of its trading position policy and supply inventory position policy as currently in effect and the Borrower has complied in all material respects with such policies.

Section 6.22 Year 2000. The Borrower, the MLP, the General Partner and their Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem, and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Borrower, the MLP, the General Partner and their Subsidiaries believe that the Year 2000 Problem will not have a Material Adverse Effect.

ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  Ferrellgas (upon its becoming the Borrower under this Agreement by execution and delivery of the Assumption Agreement) and the General Partner (by execution and delivery of the Assumption Agreement) hereby covenant and agree that, from and after the Ferrellgas Joinder Event, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

Section 7.01 Financial Statements. The Borrower shall deliver, or cause to be delivered to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Banks and consistent with the form and detail of financial statements and projections provided to the Administrative Agent by the Borrower and its Affiliates prior to the Effective Date, with sufficient copies for each Bank:

(a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the first such fiscal year ending after the date of this Agreement), a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, partners' or shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm (the "Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited in any manner, including on account of any limitation on it because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records;

(b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first such fiscal quarter ending after the date of this Agreement), a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, partners' or shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries; (c) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the first fiscal year during all or any part of which the Borrower had one or more Significant Subsidiaries), a copy of an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidating statement of income, partners' or shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a);

(d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter during all or any part of which the Borrower had one or more Significant Subsidiaries), a copy of the unaudited consolidating balance sheets of the Borrower and its Subsidiaries, and the related consolidating statements of income, partners' or shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(b);

(e) as soon as available, but not later than 60 days after the end of each fiscal year (commencing with the first such fiscal year ending after the date of this Agreement), projected consolidated balance sheets of the Borrower and its Subsidiaries as at the end of each of the current and following two fiscal years and related projected consolidated statements of income, partners' or shareholders' equity and cash flows for each such fiscal year, including therein a budget for the current fiscal year, certified by a Responsible Officer as having been developed and prepared by the Borrower in good faith and based upon the Borrower's best estimates and best available information;

(f) as soon as available, but not later than 100 days after the end of each fiscal year of the General Partner (commencing with the first such fiscal year ending after the date of this Agreement), a copy of the unaudited (or audited, if available) consolidated balance sheets of the General Partner as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, certified by a Responsible Officer as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the General Partner and its Subsidiaries (or, if available, accompanied by an opinion of an Independent Auditor as described in subsection 7.01(a));

(g) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year and, with respect to the final fiscal quarter, concurrently with the financial statements referred to in subsection 7.01(a), a trading position report as of the last day of each fiscal quarter, certified by a Responsible Officer; and

(h) as soon as available, but not later than 75 days after the Effective Date, a copy of the MLP's Current Report on Form 8-K filed with the SEC in connection with the Ferrellgas Acquisition of Thermogas (including all pro forma financial statements required to be filed with the SEC in connection therewith).

     Section 7.02 Certificates; Other Information. The Borrower shall furnish, or cause to be furnished to the Administrative Agent, with sufficient copies for each Bank:

(a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer with respect to the periods covered by such financial statements together with supporting calculations and such other supporting detail as the Administrative Agent and Majority Banks shall require;

(c) promptly, copies of all financial statements and reports that the Borrower, the General Partner, the MLP or any Subsidiary sends to its partners or shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that the Borrower or any Affiliate of the Borrower, the General Partner, the MLP or any Subsidiary may make to, or file with, the SEC; and

(d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower, the General Partner, the MLP or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time request.

     Section 7.03 Notices. The Borrower shall promptly notify the Administrative Agent and each Bank: -------

(a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

(b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower, the General Partner, the MLP or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower, the General Partner, the MLP or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, the General Partner, the MLP or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of any of the following events affecting the Borrower, the General Partner, the MLP or any Subsidiary, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Person with respect to such event:

(i)                                 an ERISA Event;

     (ii) if any of the representations and warranties in Section 6.07 ceases to be true and correct;

     (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

(iv) the adoption of any amendment to a Pension Plan or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

(v)                                 the  commencement  of  contributions  to any
                                    Pension   Plan  or  other  Plan  subject  to
                                    Section 412 of the Code;

(d) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries; and

(e) not later than five Business Days after the effective date of a change in the Borrower's trading position policy or inventory supply position policy, of any change in either policy.

                  Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Affiliate proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

     Section 7.04 Preservation of Corporate or Partnership Existence, Etc. The General Partner and the Borrower shall, and the Borrower shall cause each Subsidiary to:

(a) preserve and maintain in full force and effect its partnership or corporate existence and good standing under the laws of its state or jurisdiction of organization or incorporation except in connection with transactions permitted by Section 8.03;

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

(c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 7.05 Maintenance of Property. The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. The Borrower and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 7.06 Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

Section 7.07 Payment of Obligations. The Borrower and the General Partner shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable (except to the extent the failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect), all their respective obligations and liabilities, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower, the General Partner or such Subsidiary;

(b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless such claims are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower, the General Partner or such Subsidiary; and

(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

Section 7.08 Compliance with Laws. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

Section 7.09 Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

Section  7.10  Environmental  Laws.  The  Borrower  shall,  and shall cause each
Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

Section 7.11 Use of Proceeds. The proceeds of the Loans in an amount equal to $123,669,372.50 may be distributed by Thermogas to the Seller on the Effective Date, and any and all remaining proceeds of the Loans shall be used solely for the general partnership purposes of the Borrower following the Ferrellgas Joinder Event, in each case not in contravention of any Requirement of Law or of any Loan Document.

Section 7.12               Financial Covenants.

(a) Leverage Ratio. The Borrower shall maintain as of the last day of each fiscal quarter a Leverage Ratio equal to or less than 5.25 to 1.00 as of the last day of each fiscal quarter ending on or prior to January 31, 2000 and (ii)
5.10 to 1.00 as of the last day of each fiscal quarter ending after January 31, 2000. For purposes of this Section 7.12(a), (x) Funded Debt and Synthetic Lease Obligations shall be calculated as of the last day of such fiscal quarter and
(y) Consolidated Cash Flow shall be calculated for the most recently ended four consecutive fiscal quarters; provided, however, that prior to or concurrently with each delivery of a Compliance Certificate pursuant to Section 7.02(b), the Borrower may elect to calculate Consolidated Cash Flow for the most recently ended eight consecutive fiscal quarters (in which case Consolidated Cash Flow shall be divided by two).

(b) Interest Coverage Ratio. The Borrower shall maintain, as of the last day of each fiscal quarter of the Borrower, an Interest Coverage Ratio for the fiscal period consisting of such fiscal quarter and the three immediately preceding fiscal quarters of at least 2.25 to 1.00.

Section 7.13 Trading Policies. The Borrower and its Affiliates shall comply with the Borrower's trading position policy and supply inventory position policy as in effect on March 31, 1999, copies of which have been provided to the Administrative Agent on or prior to the Effective Date; provided, however, that the Borrower and its Affiliates may, during any period of four consecutive fiscal quarters, (a) increase the stop loss limit specified in either the trading position or supply inventory position policy by up to 100% of the amount of such limit as in effect on July 5, 1994 and (b) increase the volume limit specified in either of such policies on the number of barrels of a single product or of all products in the aggregate by up to 100% of each such number as in effect on July 5, 1994.

Section 7.14               Other General Partner Obligations.

(a) The General Partner shall cause the Borrower to pay and perform each of its Obligations when due. The General Partner acknowledges and agrees that it is executing this Agreement as a principal as well as the general partner on behalf of the Borrower, and that its obligations hereunder as general partner are full recourse obligations to the same extent as those of the Borrower.

(b) The General Partner represents, warrants and covenants that it is Solvent, both before and after giving effect to the consummation of the transactions contemplated by the Loan Documents, and that it will remain Solvent until all Obligations hereunder shall have been repaid in full and all commitments shall have terminated.

(c) The General Partner, for so long as it is the general partner of the Borrower, (i) agrees that its sole business will be to act as the general partner of the Borrower, the MLP and any further limited partnership of which the Borrower or the MLP is, directly or indirectly, a limited partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Borrower), (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by the partnership agreement of the MLP or the Partnership Agreement or described in or contemplated by the MLP Registration Statement, and (B) the acquisition, ownership or disposition of partnership interests in the Borrower or partnership interests in the MLP or any further limited partnership of which the Borrower or the MLP is, directly or indirectly, a limited partner, except that, notwithstanding the foregoing, employees of the General Partner may perform services for Ferrell Companies, Inc. and its Affiliates.

(d) The General Partner agrees that, until all Obligations hereunder shall have been repaid in full and all commitments shall have terminated, it will not exercise any rights it may have (at law, in equity, by contract or otherwise) to terminate, limit or otherwise restrict (whether through repurchase or otherwise and whether or not the General Partner shall remain a general partner in the Borrower) the ability of the Borrower to use the name "Ferrellgas".

(e) The General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Borrower to be treated as an association taxable as a corporation or otherwise to be taxed as an entity other than a partnership for federal income tax purposes.

Section 7.15 Monetary Judgments. If one or more judgments, orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) as to any single or related series of transactions, incidents or conditions, of more than $10 million, then the Borrower shall reserve for such amount in excess of $10 million, on a quarterly basis, with each quarterly reserve being at least equal to one-twelfth of such amount in excess of $10 million. Such amount so reserved shall be treated as establishment of a reserve for purposes of calculating Available Cash hereunder.

Section 7.16

                  Year 2000 Compliance. The Borrower shall ensure that all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Borrower, the MLP, the General Partner or any Subsidiary in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce material incorrect results when processing, providing and/or receiving date-related data in connection with any valid date in the twentieth and twenty-first centuries. From time to time, at the request of any Bank, the Borrower, the MLP, the General Partner and their Subsidiaries shall provide to such Bank such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem (as defined in Section 6.22).

     Section 7.17 Thermogas Merger. The Borrower shall cause the Thermogas Merger to occur within 30 days after the Effective Date.

ARTICLE VIII

                               NEGATIVE COVENANTS

                  Ferrellgas (upon its becoming the Borrower under this Agreement by execution and delivery of the Assumption Agreement) and the General Partner (by execution and delivery of the Assumption Agreement) hereby covenant and agree that, from and after the Ferrellgas Joinder Event, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

Section 8.01 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or sell any of its accounts receivable, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

(a) Liens existing on the Effective Date set forth in the schedule referred to in subsection 8.01(a) of that certain Second Amended and Restated Credit Agreement, dated as of July 2, 1998, among the Borrower, the General Partner, the Administrative Agent and the other financial institutions a party thereto ;

(b) Liens in favor of the Borrower or Liens to secure Indebtedness of a Subsidiary to the Borrower or a Wholly-Owned Subsidiary;

(c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower;

(d) Liens on property existing at the time acquired by the Borrower or any Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Person acquired;

(e) Liens on any property or asset acquired by the Borrower or any Subsidiary in favor of the seller of such property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by the Borrower or such Subsidiary to secure the purchase price or other obligation of the Borrower or such Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to 80% of the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case such Lien does not extend to any other property or asset of the Borrower and its Subsidiaries;

(f) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits and Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, incurred in the ordinary course of business;

(g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(h) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Borrower or any of its Subsidiaries or impair the use of such property in the operation of the business of the Borrower or any of its Subsidiaries;

(j) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by the Borrower or any of its Subsidiaries in the ordinary course of business;

(k) Liens incurred and financing statements filed or recorded, in each case with respect to personal property leased by the Borrower and its Subsidiaries to the owners of such personal property which are either (i) operating leases (including Synthetic Leases) or (ii) capital leases to the extent (but only to the extent) permitted by Section 7.05; provided, that in each case such Lien does not extend to any other property or asset of the Borrower and its Subsidiaries;

(l) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default;

(m) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Borrower or such Subsidiary;

(n) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien otherwise permitted under this Agreement, provided that (i) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (ii) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 8.05 hereof and shall not have a principal amount in excess of the Indebtedness so refinanced;

(o) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through (n); provided that no such extension or renewal Lien shall (i) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (ii) extend to any property or assets not subject to the Lien being so extended or renewed;

(p) Liens in favor of the Administrative Agent and the Banks relating to the Cash Collateralization of the Borrower's Obligations; and

(q) Liens securing Indebtedness of an SPE in connection with an Accounts Receivable Securitization permitted by Section 8.05 (including the filing of any related financing statements naming the Borrower as the debtor thereunder in connection with the sale of accounts receivable by the Borrower to such SPE in connection with any such permitted Accounts Receivable Securitization); provided that the aggregate amount of accounts receivable subject to all such Liens shall at no time exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under such Section 8.05.

Section 8.02 Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business consistent with past practice (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower shall be governed by the provisions of Section 8.03 hereof and not by the provisions of this Section 8.02), or (ii) issue or sell Equity Interests of any of its Subsidiaries, in the case of either clause (i) or
(ii) above, whether in a single transaction or a series of related transactions,
(A) that have a fair market value in excess of $5,000,000, or (B) for net proceeds in excess of $5,000,000 (each of the foregoing, an "Asset Sale"), unless (X) the Borrower (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors of the General Partner (and, if applicable, the audit committee of such board of directors) set forth in a certificate signed by a Responsible Officer and delivered to the Administrative Agent) of the assets sold or otherwise disposed of and (Y) at least 80% of the consideration therefor received by the Borrower or such Subsidiary is in the form of cash; provided, however, that the amount of (1) any liabilities (as shown on the Borrower's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Borrower or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Obligations hereunder) that are assumed by the transferee of any such assets and
(2) any notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are immediately converted by the Borrower or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 80% limitation referred to in this clause (Y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (w) sales or transfers of accounts receivable by the Borrower to an SPE and by an SPE to any other Person in connection with any Accounts Receivable Securitization permitted by Section 8.05 (provided that the aggregate amount of such accounts receivable that shall have been transferred to and held by all SPEs at any time shall not exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under Section 8.05), (x) any transfer of assets by the Borrower or any of its Subsidiaries to a Subsidiary of the Borrower that is a Guarantor, (y) any transfer of assets by the Borrower or any of its Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section 8.15 and having a fair market value not less than that of the assets so transferred and (z) any transfer of assets pursuant to a Permitted Investment or any sale-leaseback (including sale-leasebacks involving Synthetic Leases) permitted by Section 8.17.

Section 8.03               Consolidations and Mergers.

(a) The Borrower shall not consolidate or merge with or into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Borrower is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Borrower pursuant to an assumption agreement in a form reasonably satisfactory to the Administrative Agent, under this Agreement; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Borrower or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Borrower immediately preceding the transaction and (B) shall, at the time of such transaction and after giving effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 7.12(a).

(b) The Borrower shall deliver to the Administrative Agent prior to the consummation of the proposed transaction pursuant to the foregoing paragraphs
(a) an officers' certificate to the foregoing effect signed by a Responsible Officer and an opinion of counsel satisfactory to the Administrative Agent stating that the proposed transaction complies with this Agreement. The Administrative Agent and the Banks shall be entitled to conclusively rely upon such officer's certificate and opinion of counsel.

(c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in accordance with this Section 8.03, the successor Person formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Borrower" shall refer to or include instead the successor Person and not the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of, premium, if any, and interest on the Obligations except in the case of a sale of all of such Borrower's assets that meets the requirements of Section 8.02 hereof.

Section  8.04  Acquisitions.  Without  limiting  the  generality  of  any  other provision of this Agreement, neither the Borrower nor any Subsidiary shall consummate any Acquisition unless (i) the acquiree is primarily a retail propane distribution business; (ii) such Acquisition is undertaken in accordance with all applicable Requirements of Law; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iv) immediately after giving effect thereto, no Default or Event of Default will occur or be continuing and each of the representations and warranties of the Borrower herein is true on and as of the date of such Acquisition, both before and after giving effect thereto. Nothing in Section 8.21 shall prohibit (x) the making by the Borrower of a Permitted Acquisition indirectly through the General Partner, the MLP or any of its or their Affiliates in a series of substantially contemporaneous transactions in which the Borrower shall ultimately own the assets that are the subject of such Permitted Acquisition or (y) the assumption of Acquired Debt in connection therewith to the extent such Acquired Debt is provided by a Bank and, upon such assumption, is (to the extent such Acquired Debt is not otherwise permitted to be incurred by the Borrower pursuant to this Agreement) immediately repaid (with the proceeds of the Loans or otherwise).

Section 8.05 Limitation on Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Debt) or any Synthetic Leases and the Borrower shall not issue any Disqualified Interests and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower and any Subsidiary of the Borrower may create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness or any Synthetic Lease to the extent that the Leverage Ratio is maintained in accordance with
Section 7.12(a), both before and after giving effect to the incurrence of such Indebtedness or such Synthetic Lease, as the case may be, and, provided, further, that (x) the aggregate principal amount of (1) all Capitalized Lease Obligations and all Synthetic Lease Obligations (other than Capitalized Lease Obligations and Synthetic Lease Obligations in respect of Growth-Related Capital Expenditures) of the Borrower and its Subsidiaries and (2) all Indebtedness for which the Borrower and any Subsidiary of the Borrower become liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses and secured by any Lien on any property of the Borrower or any of its Subsidiaries, shall not exceed $65,000,000 at any one time outstanding, and (y) the principal amount of any Indebtedness for which the Borrower or any Subsidiary of the Borrower becomes liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses shall not exceed the fair market value of the assets so acquired, and
(z) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries through one or more SPEs in connection with Accounts Receivable Securitizations shall not exceed $60,000,000 at any one time outstanding.

Section 8.06 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, including any Non-Recourse Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person and (b) with respect to (i) any Affiliate Transaction with an aggregate value in excess of $500,000, a majority of the directors of the General Partner having no direct or indirect economic interest in such Affiliate Transaction determines by resolution that such Affiliate Transaction complies with clause (a) above and approves such Affiliate Transaction and (ii) any Affiliate Transaction involving the purchase or other acquisition or sale, lease, transfer or other disposition of properties or assets other than in the ordinary course of business, in each case, having a fair market value or for net proceeds in excess of $15,000,000, the Borrower delivers to the Administrative Agent an opinion as to the fairness to the Borrower or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement or stock option agreement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Borrower (or the General Partner) or such Subsidiary, Restricted Payments permitted by the provisions of Section 8.12, and transactions entered into by the Borrower in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane businesses operated by the Borrower, its Subsidiaries and its Affiliates, in each case, shall not be deemed Affiliate Transactions, and (ii) nothing herein shall authorize the payments by the Borrower to the General Partner or any other Affiliate of the Borrower for administrative expenses incurred by such Person other than such out-of-pocket administrative expenses as such Person shall incur and the Borrower shall pay in the ordinary course of business; and provided, further, that the foregoing provisions of this Section 8.06 shall not apply to transfers of accounts receivable of the Borrower to an SPE in connection with any Accounts Receivable Securitization permitted by Section 8.05.

Section 8.07 Use of Proceeds. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

Section 8.08 Use of Proceeds - Ineligible Securities. The Borrower shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger or the Documentation Agent during any period in which the Arranger or the Documentation Agent makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger or the Documentation Agent, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger or the Documentation Agent and issued by or for the benefit of the Borrower or any Affiliate of the Borrower.

Section 8.09 Contingent Obligations. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

     (a) endorsements for collection or deposit in the ordinary course of business;

(b) subject to compliance with the trading policies in effect from time to time as submitted to the Administrative Agent, Hedging Obligations entered into in the ordinary course of business as bona fide hedging transactions;

(c)               the Guaranties hereunder; and

(d) Guaranty Obligations to the extent not prohibited by Section 8.05.

     Section 8.10 Joint Ventures. The Borrower shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture.

Section 8.11 Lease Obligations. The aggregate obligations of the Borrower and its Subsidiaries for the payment of rent for any property under lease or agreement to lease (excluding obligations of the Borrower and its Subsidiaries under or with respect to Synthetic Leases) for any fiscal year shall not exceed the greater of (a) $25,000,000 or (b) 20% of (i) Consolidated Cash Flow of the Borrower for the most recently ended eight consecutive fiscal quarters divided by (ii) two; provided, however, that any payment of rent for any property under lease or agreement to lease for a term of less than one year (after giving effect to all automatic renewals) shall not be subject to this Section 8.11. For purposes of this Section 8.11, the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by the Borrower or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

Section 8.12 Restricted Payments. The Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of the Borrower's or any Subsidiary's Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Interests) of the Borrower, (y) dividends or distributions payable to the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Guarantor or (z) distributions or dividends payable pro rata to all holders of Capital Interests of any such Subsidiary); (ii) purchase, redeem, call or otherwise acquire or retire for value any Equity Interests of the Borrower or any Subsidiary or other Affiliate of the Borrower (other than, subject to compliance with Section 8.20, any such Equity Interests owned by a Wholly-Owned Subsidiary of the Borrower that is a Guarantor); (iii) make any investment other than a Permitted Investment; or (iv) prepay, purchase, redeem, retire, defease or refinance the 1998 Fixed Rate Senior Notes (all payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), except to the extent that, at the time of such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and each of the representations and warranties of the Borrower set forth herein is true on and as of the date of such Restricted Payment both before and after giving effect thereto; and

(b) the Fixed Charge Coverage Ratio of the Borrower for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than
2.25 to 1; and

(c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an officer's certificate signed by a Responsible Officer and delivered to the Administrative Agent), together with the aggregate of all other Restricted Payments (other than any Restricted Payments permitted by the provisions of clause (ii) of the penultimate paragraph of this Section 8.12) made by the Borrower and its Subsidiaries in the fiscal quarter during which such Restricted Payment is made shall not exceed an amount equal to (x) Available Cash of the Borrower for the immediately preceding fiscal quarter plus (y) the lesser of (i) the amount of any Available Cash of the Borrower during the first 45 days of such fiscal quarter and (ii) the excess of the aggregate amount of Loans that the Borrower could have borrowed over the actual amount of Loans outstanding, in each case as of the last day of the immediately preceding fiscal quarter; and

(d) such Restricted Payment (other than (x) Restricted Payments described in clause (i) of the first paragraph of this Section 8.12 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of this Section 8.12) the amount of which, if made other than with cash, to be determined in accordance with clause (c) of this Section 8.12, shall not exceed an amount equal to (1) Consolidated Cash Flow of the Borrower and its Subsidiaries for the period from and after October 31, 1996 through and including the last day of the fiscal quarter ending immediately preceding the date of the proposed Restricted Payment (the "Determination Period"), minus (2) the sum of Consolidated Interest Expense of the Borrower and its Subsidiaries for the Determination Period plus all capital expenditures (other than Growth-Related Capital Expenditures and net of capital asset sales in the ordinary course of business) made by the Borrower and its Subsidiaries during the Determination Period plus the aggregate of all other Restricted Payments (other than (x) Restricted Payments described in clause (i) of the first paragraph of this Section 8.12 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of this
Section 8.12) made by the Borrower and its Subsidiaries during the period from and after October 31, 1996 through and including the date of the proposed Restricted Payment, plus (3) $30,000,000, plus (4) the excess, if any, of consolidated working capital of the Borrower and its Subsidiaries at July 31, 1996 over consolidated working capital of the Borrower and its Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment, minus (5) the excess, if any, of consolidated working capital of the Borrower and its Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment over consolidated working capital of the Borrower and its Subsidiaries at July 31, 1996. For purposes of this subsection 8.12(d), the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by such Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

                  The foregoing provisions will not prohibit (i) the payment of any distribution within 60 days after the date on which the Borrower becomes committed to make such distribution, if at said date of commitment such payment would have complied with the provisions of this Agreement; and (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than any Disqualified Interests).

                  Not later than the date of making any Restricted Payment,  the
General Partner shall deliver to the Administrative Agent an officer's certificate signed by a Responsible Officer stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 7.12 were computed, which calculations may be based upon the Borrower's latest available financial statements.

Section 8.13 Prepayments of Subordinated Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness that is subordinated to the Obligations, except for regularly scheduled payments of interest in respect of such Indebtedness required pursuant to the instruments evidencing such Indebtedness that are not made in contravention of the terms and conditions of subordination set forth on part II of Schedule 8.05 or (b) directly or indirectly, make any payment in respect of, or set apart any money for a sinking, defeasance or other analogous fund on account of, Guaranty Obligations subordinated to the Obligations. The foregoing provisions will not prohibit the defeasance, redemption or repurchase of subordinated Indebtedness with the proceeds of Permitted Refinancing Indebtedness.

Section 8.14 Dividend and Other Payment Restrictions Affecting Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions to the Borrower or any of its Subsidiaries (1) on its Capital Interests or (2) with respect to any other interest or participation in, or interest measured by, its profits, (b) pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (c) make loans or advances to the Borrower or any of its Subsidiaries or (d) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness, (ii) this Agreement, the 1998 Note Purchase Agreement and the 1998 Fixed Rate Senior Notes, (iii) applicable law, (iv) any instrument governing Indebtedness or
Capital Interests of a Person acquired by the Borrower or any of its Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person to the extent that dividends, distributions, loans, advances or transfers thereof is limited by such encumbrance or restriction on the date of acquisition is not taken into account in determining whether such acquisition was permitted by the terms of this Agreement, (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (vii) Permitted Refinancing Indebtedness of any Existing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (viii) other Indebtedness permitted to be incurred subsequent to the Effective Date pursuant to the provisions of Section 8.05 hereof, provided that such restrictions are no more restrictive than those contained in this Agreement.

Section 8.15 Change in Business. The Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof.

Section 8.16 Accounting Changes. The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary except as required by the Code.

Section 8.17 Limitation on Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower or such Subsidiary of any property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person in contemplation of such leasing; provided, however, that the Borrower or such Subsidiary may enter into such sale and leaseback transaction if: (i) the Borrower could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Leverage Ratio test set forth in Section 7.12(a) and
(B) secured a Lien on such Indebtedness pursuant to Section 8.01; (ii) the lease in such sale and leaseback transaction is for a term not in excess of the lesser of (A) three years and (B) 60% of the remaining useful life of such property; or
(iii) such sale and leaseback transaction is otherwise permitted by the last sentence of Section 4.17 of the 1996 Indenture as in effect as of the date hereof.

Section 8.18 Amendments of Organization Documents or 1996 Indenture or 1998 Note Purchase Agreement. The Borrower shall not modify, amend, supplement or replace, nor permit any modification, amendment, supplement or replacement of the Organization Documents of the General Partner, the Borrower or any Subsidiary of the Borrower, the MLP Senior Notes, the 1996 Indenture, the 1998 Fixed Rate Senior Notes or the 1998 Note Purchase Agreement or any document executed and delivered in connection with any of the foregoing, in any respect that would adversely affect the Banks, the Borrower's ability to perform the Obligations, or any Guarantor's ability to perform its obligations under its Guaranty, in each such case without the prior written consent of the Administrative Agent and the Majority Banks. Furthermore, the Borrower shall not permit any modification, amendment, supplement or replacement of the Organization Documents of the MLP that would have a material effect on the Borrower without the prior written consent of the Administrative Agent and the Majority Banks.

Section  8.19  Fixed  Price  Supply  Contracts.  None  of the  Borrower  and its
Subsidiaries shall at any time be a party or subject to any contract for the supply of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than two years after the purchase price is agreed to.

Section 8.20 Operations through Subsidiaries. The Borrower shall not conduct any of its operations through Subsidiaries unless: (a) such Subsidiary executes a Guaranty substantially in the form of Exhibit G guaranteeing payment of the Obligations, accompanied by an opinion of counsel to the Subsidiary addressed to the Administrative Agent and the Banks as to the due authorization, execution, delivery and enforceability of the Guaranty; (b) such Subsidiary agrees not to incur any Indebtedness other than (i) trade debt and (ii) Acquired Debt permitted by Section 7.05; (c) the Consolidated Cash Flow of such Subsidiary, when added to Consolidated Cash Flow of all other Subsidiaries for any fiscal year, shall not exceed 10% of the Consolidated Cash Flow of the Borrower and its Subsidiaries for such fiscal year; and (d) the value of the assets of such Subsidiary, when added to the value of the assets of all other Subsidiaries for any fiscal year, shall not exceed 10% of the consolidated value of the assets of the Borrower and its Subsidiaries for such fiscal year, as determined in accordance with GAAP; provided, however, that the Borrower may, without regard to the foregoing provisions of this Section 8.20, (x) establish and operate SPEs solely in connection with Accounts Receivable Securitizations permitted by
Section 8.05 and (y) operate Thermogas as a Wholly-Owned Subsidiary for a period of up to (but not exceeding) 30 days following the Effective Date pending the merger of Thermogas with and into the Ferrellgas.

Section 8.21 Operations of MLP. Except in connection with an indirect Acquisition permitted by Section 8.04, the General Partner and the Borrower shall not permit the MLP or any of its Affiliates (including any Non-Recourse Subsidiary) to operate or conduct any business substantially similar to that conducted by the Borrower and its Subsidiaries within a 25 mile radius of any business conducted by the Borrower and its Subsidiaries. In order to comply with this Section 8.21, the Borrower may enter into one or more transactions by which its assets and properties are "swapped" or "exchanged" for assets and properties of another Person prior to or concurrently with another transaction which, but for such swap or exchange would violate this Section; provided, that (i) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $15 million, as determined by the audit committee of the Board of Directors of the General Partner, the Borrower shall have first obtained at its expense an opinion from a nationally recognized investment banking firm, addressed to it, the Administrative Agent and the Banks and opining without material qualification and based on assumptions that are realistic at the time, that the exchange or swap transactions are fair to the Borrower and its Subsidiaries, and
(ii) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $50 million, as determined by the audit committee of the Board of Directors of the General Partner, at the option of the Majority Banks, the Administrative Agent shall have first retained, at the Borrower's expense, an investment banking firm on behalf of the Banks who shall also have rendered an opinion containing the statements and content referred to in clause (i).

ARTICLE IX

                                EVENTS OF DEFAULT

     Section 9.01 Event of Default. Any of the following shall constitute an "Event of Default": ----------------

(a) Non-Payment. The Borrower or the General Partner fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by the Borrower, the General Partner or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, the General Partner, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 7.01, 7.02, 7.03, 7.04, 7.06, 7.09, 7.12, 7.13, 7.15, 7.16 or in any Section in Article VIII; or

(d) Other Defaults. The Borrower, the General Partner or any Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Bank; or

(e) Cross-Default. The Borrower, the General Partner or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event (including any termination or similar event in respect of any Accounts Receivable Securitization) shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity or to cause such Indebtedness or Contingent Obligation to be prepaid, purchased or redeemed by the Borrower, the MLP, the General Partner or any Subsidiary, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f) Insolvency; Voluntary Proceedings. The General Partner, the MLP, the Borrower or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the General Partner, the MLP, the Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the General Partner, the MLP, the Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the General Partner, the MLP, the Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower or the General Partner under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $5 million; or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by the Borrower, the General Partner or any of their Affiliates which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $5 million; or

(i) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against the Borrower, the General Partner or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of more than $40,000,000; or

(j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Borrower, the General Partner or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any Subsidiary, or the Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

(l)               Adverse Change.  There occurs a Material Adverse Effect; or

(m) Certain Indenture Defaults, Etc. (i) To the extent not otherwise within the scope of subsection 9.01(e) above, any "Event of Default" shall occur and be continuing under and as defined in the 1998 Note Purchase Agreement or (ii) any of the following shall occur under or with respect to the 1996 Indenture or any other Indebtedness guaranteed by the Borrower or its Subsidiaries (collectively, the "Guaranteed Indebtedness"): (A) any demand for payment shall be made under any such Guaranty Obligation with respect to the Guaranteed Indebtedness or (B) so long as any such Guaranty Obligation shall be in effect (x) the Borrower or any such Subsidiary shall fail to pay principal of or premium, if any, or interest on such Guaranteed Indebtedness after the expiration of any applicable notice or cure periods or (y) any "Event of Default" (however defined) shall occur and be continuing under such Guaranteed Indebtedness which results in the acceleration of such Guaranteed Indebtedness; or

(n) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect (except to the extent released pursuant to the express terms of this Agreement), or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to the Guarantor; or

(o) Ferrellgas Joinder Event. The Ferrellgas Joinder Event shall not have occurred on or before the Effective Date.

     Section 9.02 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

(a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable (including amounts due under Section 3.04), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

Section 9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

Section 9.04 Certain Financial Covenant Defaults. In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Borrower (a "Charge"), and if solely by virtue of such Charge, there would exist an Event of Default due to the breach of any of subsections 7.12(a) or 7.12(b) as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Borrower announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Borrower delivers to the Administrative Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

ARTICLE X

                            THE ADMINISTRATIVE AGENT

Section 10.01 Appointment and Authorization. Each of the Banks hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

Section 10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

Section 10.03 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

Section 10.04 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

Section 10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with
Article VIII; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

Section 10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents to be furnished to the Banks by the Administrative Agent as specified on Schedule 10.06, the Administrative Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons. The Administrative Agent shall promptly deliver to the Banks the items specified on Schedule 10.06 that are required to be provided by the Borrower only to the extent such items are actually provided by the Borrower.

Section 10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with its Pro Rata Share on the date the Borrower's reimbursement obligation arises, from and against any and all Indemnified Liabilities;
provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for their ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by them in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

Section 10.08 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent.

Section 10.09 Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated.
After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and
11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

Section 10.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

(i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 (or any successor forms) before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

     (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 (or any successor form) before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9 (or any successor form); and

(iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

                  (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

ARTICLE XI

                                  MISCELLANEOUS

Section 11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or the General Partner therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, the Borrower and the General Partner and acknowledged by the Administrative Agent, do any of the following:

     (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

(c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

(d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

(e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Banks; or

(f) release any Guaranty (other than the TWCI Guaranty, which TWCI Guaranty shall be released as provided in Section 4.03);

and, provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed solely by the parties thereto.

Section 11.02 Notices. (a) Except as otherwise specifically provided in Section 3.02, all notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; provided, that any matter transmitted by the Borrower by facsimile
(i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or X shall not be effective until actually received by the Administrative Agent.

                  (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

Section 11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.04     Costs and Expenses.  The Borrower shall:

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent) and the Arranger within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Administrative Agent) and the Arranger in connection with the development (including due diligence), preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable (giving due regard to the prevailing circumstances) Attorney Costs incurred by BofA (including in its capacity as Administrative Agent) and the Arranger with respect thereto (other than, with respect to the preparation, delivery, syndication and execution of such documents, the allocated cost of internal legal services); and

(b) pay or reimburse the Administrative Agent, the Arranger and each Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

Section 11.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold the Agent-Related Persons, the Arranger and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable (giving due regard to the prevailing circumstances) costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time
(including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any
Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of the transactions contemplated by the Purchase Agreement, the Merger, the Loans, the Borrower's use of loan proceeds or the commitments pursuant to this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the actual or proposed use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

Section 11.06 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

Section 11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the Borrower may not assign or transfer any of its rights or obligations under this Agreement to any other Person (other than on the Effective Date to Ferrellgas and the General Partner pursuant to the Assumption Agreement) without the prior written consent of the Administrative Agent and each Bank. Any attempted or purported assignment in contravention of the preceding sentence shall be null and void.

Section 11.08 Assignments, Participations, Etc. (a) Any Bank may, with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder in an aggregate minimum amount of $3,000,000 or a lesser amount to be agreed upon by the Administrative Agent and the Borrower (unless to an existing Bank, in which case no minimum assignment shall apply); provided that such Bank shall retain an aggregate amount of not less than $3,000,000 in respect thereof, unless such Bank assigns and delegates all of its rights and obligations hereunder to one or more Eligible Assignees at the time and subject to the conditions set forth herein; and provided, further, however, that the Borrower and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment; and (iii) the assignor Bank has paid to the Administrative Agent a processing fee in the amount of $3,500.

                  (b) From and  after  the date  that the  Administrative  Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 11.08(a)), if the Assignee so requests, the Borrower shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitments and, if the assignor Bank has retained a portion of its Loans and its Commitments and so requests, replacement Notes in the principal amount or amounts of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto and the Administrative Agent shall promptly prepare and distribute a new Schedule 2.01 reflecting the new commitments.

                  (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitments of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 11.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                  (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Administrative Agent on such Borrower's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with such Bank.

                  (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

Section 11.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

Section 11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. The parties hereto shall deliver to each other an original counterpart of this Agreement promptly after the delivery by telecopier; provided, however, that the failure by any party to so deliver an original counterpart shall not affect the sufficiency of a telecopy of such counterpart (and the fact that such telecopy constitutes the due and sufficient delivery of such counterpart), as provided above.

Section 11.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

Section 11.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Administrative Agent and the Agent-Related Persons, the Arranger and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     Section 11.14 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND ALL NOTES ISSUED HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE GENERAL PARTNER, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 11.15 Waiver of Jury Trial. THE BORROWER, THE GENERAL PARTNER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE GENERAL PARTNER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 11.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between and among the Borrower, the General Partner (from and after the Ferrellgas Joinder Event), the Banks and the Administrative Agent, and supersedes all other understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof including all term sheets and commitment letters relating to the credit facilities provided herein.

A:\326542..DOC

DOCSLA1:326542.4                                         84
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THERMOGAS L.L.C.



By:
Name: Don R. Wellendorf
Title: Vice President


Address for Notices for the Borrower:

One Williams Center, Suite 3000
Tulsa, Oklahoma 74172
Attention: Don R. Wellendorf
Telephone: (918) 573-4119
Facsimile: (918) 573-3864


BANK OF AMERICA, N.A., as Administrative Agent


By:
Name: Daryl G. Patterson
Title: Managing Director


BANK OF AMERICA, N.A., as a Bank


By:
Name: Daryl G. Patterson
Title: Managing Director

                                TABLE OF CONTENTS
                                   (continued)

                                 TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I             DEFINITIONS................................................................................1

         Section 1.01 Certain Defined Terms......................................................................1

         Section 1.02 Other Interpretive Provisions.............................................................22

         Section 1.03 Accounting Principles.....................................................................23

ARTICLE II            THE LOANS.................................................................................23

         Section 2.01 Amounts and Terms of Commitments..........................................................23

         Section 2.02 Loan Accounts.............................................................................23

         Section 2.03 Procedure for Borrowing...................................................................24

         Section 2.04 Conversion and Continuation Elections.....................................................24

         Section 2.05 Optional Prepayments......................................................................26

         Section 2.06 Mandatory Prepayments of Loans; Mandatory Commitment Reductions...........................26

         Section 2.07 Repayment.................................................................................26

         Section 2.08 Interest..................................................................................27

         Section 2.09 Fees 28

         Section 2.10 Computation of Fees and Interest..........................................................28

         Section 2.11 Payments by the Borrower..................................................................28

         Section 2.12 Payments by the Banks to the Administrative Agent.........................................29

         Section 2.13 Sharing of Payments, Etc..................................................................29

         Section 2.14 Extension of Maturity Date; Amendment and Restatement of Agreement........................30

ARTICLE III           TAXES, YIELD PROTECTION AND ILLEGALITY....................................................32

         Section 3.01 Taxes.....................................................................................32

         Section 3.02 Illegality................................................................................33

         Section 3.03 Increased Costs and Reduction of Return...................................................33

         Section 3.04 Funding Losses............................................................................34

         Section 3.05 Inability to Determine Rates..............................................................35

         Section 3.06 Survival..................................................................................35

ARTICLE IV            CONDITIONS PRECEDENT......................................................................35

         Section 4.01 Conditions to Effectiveness...............................................................35

         Section 4.02 Conditions to All Credit Extensions.......................................................39

         Section 4.03 Conditions to Release of Guaranty.........................................................40

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THERMOGAS...............................................42

         Section 5.01 Corporate or Partnership Existence and Power..............................................42

         Section 5.02 Authorization; No Contravention...........................................................42

         Section 5.03 Governmental Authorization................................................................43

         Section 5.04 Binding Effect............................................................................43

         Section 5.05 No Default................................................................................43

         Section 5.06 Use of Proceeds; Margin Regulations.......................................................43

         Section 5.07 Title to Properties.......................................................................43

         Section 5.08 Taxes.....................................................................................43

         Section 5.09 Financial Condition.......................................................................44

         Section 5.10 Regulated Entities........................................................................44

         Section 5.11 Full Disclosure...........................................................................44

         Section 5.12 Year 2000.................................................................................44

ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF FERRELLGAS..............................................45

         Section 6.01 Corporate or Partnership Existence and Power..............................................45

         Section 6.02 Corporate or Partnership Authorization; No Contravention..................................45

         Section 6.03 Governmental Authorization................................................................46

         Section 6.04 Binding Effect............................................................................46

         Section 6.05 Litigation................................................................................46

         Section 6.06 No Default................................................................................46

         Section 6.07 ERISA Compliance..........................................................................46

         Section 6.08 Use of Proceeds; Margin Regulations.......................................................47

         Section 6.09 Title to Properties.......................................................................47

         Section 6.10 Taxes.....................................................................................47

         Section 6.11 Financial Condition.......................................................................48

         Section 6.12 Environmental Matters.....................................................................48

         Section 6.13 Regulated Entities........................................................................48

         Section 6.14 No Burdensome Restrictions................................................................48

         Section 6.15 Copyrights, Patents, Trademarks and Licenses, etc.........................................49

         Section 6.16 Subsidiaries and Affiliates...............................................................49

         Section 6.17 Insurance.................................................................................49

         Section 6.18 Tax Status................................................................................49

         Section 6.19 Full Disclosure...........................................................................49

         Section 6.20 Fixed Price Supply Contracts..............................................................49

         Section 6.21 Trading Policies..........................................................................50

         Section 6.22 Year 2000.................................................................................50

ARTICLE VII           AFFIRMATIVE COVENANTS.....................................................................50

         Section 7.01 Financial Statements......................................................................50

         Section 7.02 Certificates; Other Information...........................................................52

         Section 7.03 Notices...................................................................................52

         Section 7.04 Preservation of Corporate or Partnership Existence, Etc...................................53

         Section 7.05 Maintenance of Property...................................................................54

         Section 7.06 Insurance.................................................................................54

         Section 7.07 Payment of Obligations....................................................................54

         Section 7.08 Compliance with Laws......................................................................54

         Section 7.09 Inspection of Property and Books and Records..............................................54

         Section 7.10 Environmental Laws........................................................................55

         Section 7.11 Use of Proceeds...........................................................................55

         Section 7.12 Financial Covenants.......................................................................55

         Section 7.13 Trading Policies..........................................................................55

         Section 7.14 Other General Partner Obligations.........................................................55

         Section 7.15 Monetary Judgments........................................................................56

         Section 7.16 Year 2000 Compliance......................................................................57

         Section 7.17 Thermogas Merger..........................................................................57

ARTICLE VIII          NEGATIVE COVENANTS........................................................................57

         Section 8.01 Limitation on Liens.......................................................................57

         Section 8.02 Asset Sales...............................................................................59

         Section 8.03 Consolidations and Mergers................................................................60

         Section 8.04 Acquisitions..............................................................................61

         Section 8.05 Limitation on Indebtedness................................................................61

         Section 8.06 Transactions with Affiliates..............................................................62

         Section 8.07 Use of Proceeds...........................................................................62

         Section 8.08 Use of Proceeds - Ineligible Securities...................................................63

         Section 8.09 Contingent Obligations....................................................................63

         Section 8.10 Joint Ventures............................................................................63
         Section 8.11 Lease Obligations.........................................................................63

         Section 8.12 Restricted Payments.......................................................................63

         Section 8.13 Prepayments of Subordinated Indebtedness..................................................65

         Section 8.14 Dividend and Other Payment Restrictions Affecting Subsidiaries............................66

         Section 8.15 Change in Business........................................................................66

         Section 8.16 Accounting Changes........................................................................66

         Section 8.17 Limitation on Sale and Leaseback Transactions.............................................66

         Section 8.18 Amendments of Organization Documents or 1996 Indenture or 1998 Note Purchase
                           Agreement............................................................................67

         Section 8.19 Fixed Price Supply Contracts..............................................................67

         Section 8.20 Operations through Subsidiaries...........................................................67

         Section 8.21 Operations of MLP.........................................................................67

ARTICLE IX            EVENTS OF DEFAULT.........................................................................69

         Section 9.01 Event of Default..........................................................................69

         Section 9.02 Remedies..................................................................................71

         Section 9.03 Rights Not Exclusive......................................................................72

         Section 9.04 Certain Financial Covenant Defaults.......................................................72

ARTICLE X             THE ADMINISTRATIVE AGENT..................................................................72

         Section 10.01     Appointment and Authorization........................................................72

         Section 10.02     Delegation of Duties.................................................................72

         Section 10.03     Liability of Administrative Agent....................................................72

         Section 10.04     Reliance by Administrative Agent.....................................................73

         Section 10.05     Notice of Default....................................................................73

         Section 10.06     Credit Decision......................................................................74

         Section 10.07     Indemnification......................................................................74

         Section 10.08     Administrative Agent in Individual Capacity..........................................74

         Section 10.09     Successor Administrative Agent.......................................................75

         Section 10.10     Withholding Tax......................................................................75

ARTICLE XI            MISCELLANEOUS.............................................................................77

         Section 11.01     Amendments and Waivers...............................................................77

         Section 11.02     Notices..............................................................................77

         Section 11.03     No Waiver; Cumulative Remedies.......................................................78

         Section 11.04     Costs and Expenses...................................................................78

         Section 11.05     Indemnity............................................................................79

         Section 11.06     Payments Set Aside...................................................................79

         Section 11.07     Successors and Assigns...............................................................79

         Section 11.08     Assignments, Participations, Etc.....................................................80

         Section 11.09     Set-off..............................................................................82

         Section 11.10     Notification of Addresses, Lending Offices, Etc......................................82

         Section 11.11     Counterparts.........................................................................82

         Section 11.12     Severability.........................................................................82

         Section 11.13     No Third Parties Benefited...........................................................82

         Section 11.14     Governing Law and Jurisdiction.......................................................82

         Section 11.15     Waiver of Jury Trial.................................................................83

         Section 11.16     Entire Agreement.....................................................................83



Schedules

    2.01   -      Commitments; Pro Rata Shares
    6.07   -      ERISA
    6.16   -      Subsidiaries and Affiliates
    8.05   -      Existing Indebtedness and Subordination Provisions
    10.06  -      Information to be provided to Banks by Administrative Agent
    11.02  -      Addresses for Notices

Exhibits

    A      -      Form of Notice of Borrowing
    B      -      Form of Notice of Conversion/Continuation
    C      -      Form of Compliance Certificate
    D-1    -      Form of Opinion of Counsel to TWCI and Thermogas
    D-2    -    Form of Opinion of Counsel to Ferrellgas and the General Partner
    E      -      Form of Assignment and Acceptance
    F      -      Form of Note
    G      -      Form of Subsidiary Guaranty
    H      -      Form of Assumption Agreement
    I      -      Form of TWCI Guaranty
    J    -        Form of Release of TWCI Guaranty